
                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY
================================================================================

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                        dated as of April 20, 2007 among

                       THE GOODYEAR TIRE & RUBBER COMPANY
                        GOODYEAR DUNLOP TIRES EUROPE B.V.
                       GOODYEAR DUNLOP TIRES GERMANY GMBH
                             GOODYEAR GMBH & CO. KG
                              DUNLOP GMBH & CO. KG
                         GOODYEAR LUXEMBOURG TIRES S.A.

                            The Lenders Party Hereto,

                           J.P. MORGAN EUROPE LIMITED,
                             as Administrative Agent

                           JPMORGAN CHASE BANK, N.A.,
                               as Collateral Agent

                             CALYON NEW YORK BRANCH
                                   CITIBANK NA
                                DEUTSCHE BANK AG
                           GE CORPORATE BANKING EUROPE
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                  KBC BANK N.V.
                               MORGAN STANLEY BANK
                                     NATIXIS
                           as Mandated Lead Arrangers

                J.P. MORGAN PLC,                  BNP PARIBAS,
               as Joint Bookrunner             as Joint Bookrunner
           and Mandated Lead Arranger      and Mandated Lead Arranger

                                 IMPORTANT NOTE:

EACH PARTY HERETO MUST EXECUTE THIS CREDIT AGREEMENT OUTSIDE THE REPUBLIC OF
AUSTRIA AND EACH LENDER MUST BOOK ITS LOAN AND RECEIVE ALL PAYMENTS OUTSIDE THE
REPUBLIC OF AUSTRIA. TRANSPORTING OR SENDING THE ORIGINAL OR ANY CERTIFIED COPY
OF THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY NOTICE OR OTHER
COMMUNICATION (INCLUDING BY EMAIL OR OTHER ELECTRONIC TRANSMISSION) INTO OR FROM
THE REPUBLIC OF AUSTRIA MAY RESULT IN THE IMPOSITION OF AN AUSTRIAN STAMP DUTY
ON THE CREDIT FACILITY PROVIDED FOR HEREIN, WHICH MAY BE FOR THE ACCOUNT OF THE
PARTY WHOSE ACTIONS RESULT IN SUCH IMPOSITION. COMMUNICATIONS REFERENCING THIS
CREDIT AGREEMENT SHOULD NOT BE ADDRESSED TO RECIPIENTS IN, OR SENT BY PERSONS
LOCATED IN, THE REPUBLIC OF AUSTRIA AND PAYMENTS SHOULD NOT BE MADE TO BANK
ACCOUNTS IN THE REPUBLIC OF AUSTRIA. SEE ALSO SECTION 9.20 AND A MEMORANDUM FROM
AUSTRIAN COUNSEL FOR THE GOODYEAR TIRE & RUBBER COMPANY WHICH IS AVAILABLE UPON
REQUEST FROM THE ADMINISTRATIVE AGENT.

================================================================================
                                                                 [CS&M 6701-315]

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms..............................................      1
SECTION 1.02. Classification of Loans and Borrowings.....................     55
SECTION 1.03. Terms Generally............................................     55
SECTION 1.04. Accounting Terms; GAAP.....................................     55
SECTION 1.05. Currency Translation.......................................     56

                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments................................................     56
SECTION 2.02. Loans and Borrowings.......................................     57
SECTION 2.03. Requests for Borrowings....................................     57
SECTION 2.04. Letters of Credit..........................................     58
SECTION 2.05. Swingline Loans............................................     64
SECTION 2.06. Funding of Borrowings......................................     66
SECTION 2.07. Continuation of Borrowings.................................     67
SECTION 2.08. Termination of Commitments; Reductions of Commitments......     68
SECTION 2.09. Repayment of Loans; Evidence of Debt.......................     69
SECTION 2.10. [intentionally omitted]....................................     69
SECTION 2.11. Prepayment of Loans........................................     70
SECTION 2.12. Fees.......................................................     71
SECTION 2.13. Interest...................................................     72
SECTION 2.14. Alternate Rate of Interest.................................     73
SECTION 2.15. Increased Costs............................................     73
SECTION 2.16. Break Funding Payments.....................................     74
SECTION 2.17. Taxes......................................................     75
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of
                 Setoffs.................................................     76
SECTION 2.19. Mitigation Obligations; Replacement of Lenders.............     78
SECTION 2.20. Additional Reserve Costs...................................     79

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers.......................................     80
SECTION 3.02. Authorization; Enforceability..............................     80

SECTION 3.03. Governmental Approvals; No Conflicts.......................     81
SECTION 3.04. Financial Statements; No Material Adverse Change...........     81
SECTION 3.05. Litigation and Environmental Matters.......................     82
SECTION 3.06. Compliance with Laws and Agreements........................     82
SECTION 3.07. Investment Company Status..................................     82
SECTION 3.08. ERISA......................................................     82
SECTION 3.09. Disclosure.................................................     82
SECTION 3.10. Subsidiaries...............................................     83
SECTION 3.11. Security Interests.........................................     83
SECTION 3.12. Use of Proceeds............................................     83

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date.............................................     84
SECTION 4.02. Each Credit Event..........................................     86

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information.................     87
SECTION 5.02. Notices of Defaults........................................     89
SECTION 5.03. Existence; Conduct of Business.............................     89
SECTION 5.04. Maintenance of Properties..................................     89
SECTION 5.05. Books and Records; Inspection and Audit Rights.............     90
SECTION 5.06. Compliance with Laws.......................................     90
SECTION 5.07. Insurance..................................................     90
SECTION 5.08. Guarantees and Collateral..................................     90

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Limitation on Indebtedness.................................     93
SECTION 6.02. Limitation on Restricted Payments..........................     97
SECTION 6.03. Limitation on Restrictions on Distributions from
                 Restricted Subsidiaries.................................    102
SECTION 6.04. Limitation on Sales of Assets and Subsidiary Stock.........    104
SECTION 6.05. Limitation on Transactions with Affiliates.................    106
SECTION 6.06. Limitation on Liens........................................    108
SECTION 6.07. Limitation on Sale/Leaseback Transactions..................    112
SECTION 6.08. Fundamental Changes........................................    113
SECTION 6.09. European J.V. Leverage Ratio...............................    114
SECTION 6.10. Sumitomo Ownership.........................................    114

SECTION 6.11. German Subsidiary Matters..................................    114

                                   ARTICLE VII

                       Events of Default and CAM Exchange

SECTION 7.01. Event of Default...........................................    115
SECTION 7.02. CAM Exchange...............................................    118
SECTION 7.03. Letters of Credit..........................................    119

                                  ARTICLE VIII

                                   The Agents

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices....................................................    124
SECTION 9.02. Waivers; Amendments........................................    125
SECTION 9.03. Expenses; Indemnity; Damage Waiver.........................    128
SECTION 9.04. Successors and Assigns.....................................    129
SECTION 9.05. Survival...................................................    134
SECTION 9.06. Counterparts; Integration; Effectiveness...................    134
SECTION 9.07. Severability...............................................    134
SECTION 9.08. Right of Setoff............................................    135
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
                 Process.................................................    135
SECTION 9.10. WAIVER OF JURY TRIAL.......................................    136
SECTION 9.11. Headings...................................................    136
SECTION 9.12. Confidentiality............................................    136
SECTION 9.13. Interest Rate Limitation...................................    137
SECTION 9.14. Security Documents.........................................    137
SECTION 9.15. Collateral Agent as Joint and Several Creditor.............    138
SECTION 9.16. Conversion of Currencies...................................    138
SECTION 9.17. Dutch Act on Financial Supervision.........................    139
SECTION 9.18. Power of Attorney..........................................    141
SECTION 9.19. USA Patriot Act Notice.....................................    141
SECTION 9.20. Austrian Matters...........................................    142
SECTION 9.21. German thin capitalisation certificates....................    143

SCHEDULES:

Schedule 1.01(a) -- Applicable Assets of the European J.V.
Schedule 1.01(b) -- Applicable Assets of German Grantors
Schedule 1.01(c) -- Applicable Assets of Luxembourg Grantors
Schedule 1.01(d) -- Applicable Assets of UK Grantors
Schedule 1.01(e) -- Applicable Assets of French Grantors
Schedule 1.01A   -- US Consent Subsidiaries
Schedule 1.01B   -- Senior Subordinated-Lien Indebtedness
Schedule 2.01    -- Commitments
Schedule 3.10    -- Subsidiaries
Schedule 4.01    -- Post-Effective Date Delivery Requirements
Schedule 4.01(b) -- Required Opinions
Schedule 4.01(i) -- Pledged J.V. Subsidiaries
Schedule 6.06    -- Existing Liens

EXHIBITS:

Exhibit A        -- Form of Borrowing Request
Exhibit B        -- Form of Continuation Request
Exhibit C-1      -- Form of Promissory Note for ABT Loans
Exhibit C-2      -- Form of Promissory Note for German Loans
Exhibit D        -- Form of Assignment and Assumption
Exhibit E-1      -- Form of Opinion of Goodyear's Outside Counsel
Exhibit E-2      -- Form of Opinion of the General Counsel, the Associate
                    General Counsel or an Assistant General Counsel of Goodyear
Exhibit F        -- Form of Verification Letter
Exhibit G        -- Form of Affiliate Authorization
Exhibit H        -- Mandatory Costs Rate
Exhibit I        -- Form of Tax Certificate

                    AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of
               April 20, 2007, among THE GOODYEAR TIRE & RUBBER COMPANY; GOODYEAR DUNLOP TIRES EUROPE B.V.; GOODYEAR DUNLOP TIRES GERMANY GMBH; GOODYEAR GMBH & CO. KG; DUNLOP GMBH & CO. KG; GOODYEAR LUXEMBOURG TIRES S.A.; the LENDERS party hereto; J.P. MORGAN EUROPE LIMITED, as Administrative Agent; and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

          Goodyear and the Borrowers have requested the Lenders, and the Lenders are willing, to amend and restate the Existing Credit Agreement to continue and modify the revolving credit facilities provided for therein to enable the Borrowers to (a) borrow ABT Loans at any time and from time to time during the ABT Availability Period in an aggregate principal amount not in excess of E350,000,000 at any time outstanding, (b) borrow German Loans at any time and from time to time during the German Availability Period in an aggregate principal amount not in excess of E155,000,000 at any time outstanding, (c) obtain Letters of Credit under the ABT Commitments at any time and from time to time during the ABT Availability Period in an aggregate stated amount not in excess of E50,000,000 at any time outstanding and (d) borrow Swingline Loans under the ABT Commitments at any time and from time to time during the ABT Availability Period in an aggregate principal amount not in excess of E25,000,000. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth. Letters of Credit and the proceeds of the Loans will be used for general corporate purposes of the European J.V. and the J.V. Subsidiaries.

          Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABT Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of all ABT Commitments.

          "ABT Commitment" means, with respect to each ABT Lender, the commitment of such Lender to make ABT Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender's ABT Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each ABT Lender's ABT Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its ABT Commitment, as applicable. The initial aggregate amount of the ABT Lenders' ABT Commitments after giving effect to the transactions to be effected on the Effective Date is E350,000,000.

          "ABT Credit Exposure" means, with respect to any ABT Lender at any time, the sum of (a) the aggregate of the Euro Equivalents of the outstanding principal amounts of such Lender's ABT Loans at such time, (b) such Lender's LC Exposure and (c) such Lender's Swingline Exposure.

          "ABT Lender" means a Lender with an ABT Commitment or, if the ABT Commitments have terminated or expired, a Lender with ABT Credit Exposure.

          "ABT Loan" means a Loan made pursuant to clause (a) of Section 2.01.

          "ABT Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the ABT Loans and the Swingline Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all payments required to be made by each Borrower hereunder in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements of LC Disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Credit Parties to any of the Secured Parties (including to the Collateral Agent under Section 9.15) under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the German Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or under any Guarantee in respect of, the German Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of the European J.V. or any J.V. Subsidiary that is not organized under the laws of the Federal Republic of Germany under each Swap Agreement that shall at any time have been specified in a written notice to the Administrative Agent from the European J.V. as being included in the ABT Obligations, if such Swap Agreement (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the amendment and restatement hereof as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and (d) the due and punctual payment and performance of all obligations of the European J.V. or any J.V. Subsidiary that is not organized under the laws of the Federal Republic of Germany arising out of or in connection with cash management or similar services that shall at any time have been designated in a written notice to the

Administrative Agent from the European J.V. as being included in the ABT Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation.

          "ABT Percentage" means, with respect to any ABT Lender, the percentage of the total ABT Commitments represented by such Lender's ABT Commitment. If the ABT Commitments have been terminated or expired, the ABT Percentages shall be determined based upon the ABT Commitments most recently in effect, after giving effect to any assignments.

          "Additional Assets" means:

          (a) any property or assets (other than Indebtedness and Capital Stock) to be used by Goodyear or a Restricted Subsidiary;

          (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Goodyear or another Restricted Subsidiary; or

          (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

          "Adjusted Eurocurrency Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for any Eurocurrency Borrowing denominated in US Dollars or Pounds Sterling, or the EURIBO Rate for any Eurocurrency Borrowing denominated in Euros, for such Interest Period divided by (b) 1.00 minus the Statutory Reserves applicable to such Eurocurrency Borrowing.

          "Administrative Agent" means JPMEL, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Affiliate Authorization" means each Affiliate Authorization delivered by any Affiliate of a Lender to the Collateral Agent substantially in the form of Exhibit G hereto.

          "Affiliate Transaction" has the meaning set forth in Section 6.05(a).

          "Agents" means the Administrative Agent and the Collateral Agent.

          "Amendment and Restatement Agreement" shall mean the Amendment and Restatement Agreement dated as of the date hereof among the Borrowers, the lenders party thereto and the Administrative Agent.

          "Applicable Assets" means (a) with respect to the European J.V., all the assets and rights of the European J.V. listed on Schedule 1.01(a), (b) with respect to any Grantor organized under the laws of the Federal Republic of Germany, all the assets and rights of such Grantor listed on Schedule 1.01(b),
(c) with respect to any Grantor organized under the laws of Luxembourg, all the assets and rights of such Grantor listed on Schedule 1.01(c), (d) with respect to any Grantor organized under the laws of the United Kingdom, all the assets and rights of such Grantor listed on Schedule 1.01(d), and (e) with respect to any Grantor organized under the laws of the Republic of France, all the assets and rights of such Grantor listed on Schedule 1.01(e).

          "Applicable Secured Obligations" means (a) with respect to each Grantor organized under the laws of any jurisdiction other than the Federal Republic of Germany, (i) the ABT Obligations and (ii) the Guarantees of the ABT Obligations by each such Grantor under the Guarantee and Collateral Agreement, and (b) with respect to each Grantor organized under the laws of the Federal Republic of Germany, (i) the Obligations and (ii) the Guarantees by each such Grantor of the Obligations under the Guarantee and Collateral Agreement.

          "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arrangers" means J.P. Morgan Securities Inc. and BNP Paribas, as Joint Bookrunners and Mandated Lead Arrangers for the credit facilities established by this Agreement.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by Goodyear or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Goodyear or a Restricted Subsidiary);

          (b) all or substantially all the assets of any division or line of business of Goodyear or any Restricted Subsidiary; or

          (c) any other assets of Goodyear or any Restricted Subsidiary outside of the ordinary course of business of Goodyear or such Restricted Subsidiary;

other than, in the case of clauses (a), (b) and (c) above,

               (1) (A) a disposition by a Restricted Subsidiary other than the European J.V. or any Restricted J.V. Subsidiary to Goodyear or by Goodyear or a Restricted Subsidiary other than the European J.V. or any Restricted J.V. Subsidiary to a Restricted Subsidiary or (B) a disposition by a Restricted J.V. Subsidiary to the European J.V. or any Restricted J.V. Subsidiary or by the European J.V. or any Restricted J.V. Subsidiary to the European J.V. or any Restricted J.V. Subsidiary;

               (2) for purposes of Section 6.04 only, a disposition subject to
          Section 6.02;

               (3) a disposition of assets with a Fair Market Value of less than $10,000,000;

               (4) a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

               (5) a transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction; and

               (6) any Specified Asset Sale.

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

          "Attributable Debt" means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Bank Indebtedness" means all obligations under the U.S. Bank Indebtedness and European Bank Indebtedness.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Board of Directors" means the board of directors of Goodyear or any committee thereof duly authorized to act on behalf of the board of directors of Goodyear.

          "Borrowers" means the European J.V., GDTG, Goodyear KG, Dunlop KG, and Lux Tires.

          "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date, and as to which a single Interest Period is in effect.

          "Borrowing Minimum" means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000, (b) in the case of a Borrowing denominated in Pounds Sterling, L5,000,000, (c) in the case of a Borrowing denominated in Euros (other than a Swingline Borrowing), E5,000,000, and (d) in the case of a Swingline Borrowing, E500,000.

          "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Pounds Sterling, L1,000,000, (c) in the case of a Borrowing denominated in Euros (other than a Swingline Borrowing), E1,000,000, and (d) in the case of a Swingline Borrowing, E100,000.

          "Borrowing Request" means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit A hereto.

          "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Frankfurt, Amsterdam, Luxembourg and (a) in relation to any date for payment or purchase of a currency other than Euros, on which banks are open for business in the principal financial center of the country of that currency, and (b) in relation to any date for payment or purchase of Euros, on which the TARGET payment system is open for the settlement of payments in Euros.

          "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 7.02.

          "CAM Exchange Date" means the date on which any event referred to in paragraph (h) or (i) of Section 7.01 shall occur in respect of any Borrower.

          "CAM Percentage" means, with respect to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable).

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such entity.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Goodyear, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Goodyear by Persons who were neither (i) directors on the date hereof or nominated by the board of directors of Goodyear nor (ii) appointed by directors so nominated, (c) the failure of Goodyear to own directly or indirectly, beneficially and of record, free and clear of all Liens (other than Permitted Encumbrances), more than 50% of the issued and outstanding Capital Stock of, and to Control, the European J.V., or (d) the failure of Goodyear to own directly or indirectly, beneficially and of record, more than 50% of the issued and outstanding Capital Stock of, and to Control, any of GDTG, Goodyear KG, Dunlop KG or Lux Tires.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are ABT Loans, German

Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is an ABT Commitment or German Commitment.

          "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means all the assets and rights that secure any of the Obligations pursuant to the Security Documents.

          "Collateral Agent" means JPMCB, in its capacity as collateral agent for the Lenders and the other Secured Parties under the Guarantee and Collateral Agreement and the other Security Documents.

          "Commitment" means an ABT Commitment or a German Commitment, or any combination thereof (as the context requires).

          "Consent Assets" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          "Consent Subsidiary" means (i) with respect to Goodyear or any US Subsidiary, (a) any Subsidiary listed on Part I or Part II of Schedule 1.01A and
(b) any Subsidiary not on Schedule 1.01A or formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear or any Wholly Owned Subsidiary of Goodyear is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to execute the Guarantee and Collateral Agreement as a US Guarantor (as defined under the Guarantee and Collateral Agreement) and perform its obligations thereunder and (B) Goodyear endeavored in good faith to obtain such consents and such consents shall not have been obtained, and (ii) with respect to the European J.V. or a J.V. Subsidiary, any J.V. Subsidiary formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear, the European J.V. or any Wholly Owned Subsidiary of Goodyear or the European J.V. is required by applicable law or the terms of any organizational document of such J.V. Subsidiary or other agreement of such J.V. Subsidiary or any Affiliate of such J.V. Subsidiary in order for such J.V. Subsidiary to execute the Guarantee and Collateral Agreement as a European Facilities Guarantor and perform its obligations thereunder, or in order for Capital Stock of such J.V. Subsidiary to be pledged under a Security Agreement, as the case may be, and (B) Goodyear and the European J.V. endeavored in good faith to obtain such consents and such consents shall not have been obtained. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of Goodyear or any Borrower, and any Consent Subsidiary

(including a Consent Subsidiary listed in Part I or Part II of Schedule 1.01A) that at any time ceases to meet the test set forth in clause (A) shall cease to be a Consent Subsidiary. No Subsidiary shall be a Consent Subsidiary if it is a Guarantor or a Grantor under the First Lien Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement or the Third Lien Collateral Agreement or a Subsidiary Guarantor or Grantor Subsidiary Guarantor under the Junior Lien Indenture or the 2006 Indenture.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

               (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been filed with the SEC to

               (2) Consolidated Interest Expense for such four fiscal quarters;

          provided, however, that:

                    (A) if Goodyear or any Restricted Subsidiary has Incurred
               any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

                    (B) if Goodyear or any Restricted Subsidiary has repaid,
               repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Goodyear or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

                    (C) if since the beginning of such period Goodyear or any
               Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Goodyear or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Goodyear and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Goodyear and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                    (D) if since the beginning of such period Goodyear or any
               Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

                    (E) if since the beginning of such period any Person that
               subsequently became a Restricted Subsidiary or was merged with or into Goodyear or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by Goodyear or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of

Goodyear and shall comply with the requirements of Rule 11-02 of Regulation S-X, as it may be amended or replaced from time to time, promulgated by the SEC.

          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

          "Consolidated European J.V. EBITDA" means, for any period, the Consolidated J.V. Net Income for such period, minus, to the extent included in calculating such Consolidated J.V. Net Income, foreign exchange currency gains for such period, and plus, without duplication, the following, to the extent deducted in calculating such Consolidated J.V. Net Income:

          (a) income tax expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries;

          (b) Consolidated J.V. Interest Expense;

          (c) depreciation expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries;

          (d) amortization expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

          (e) cash restructuring charges; provided that the aggregate amount of such cash restructuring charges incurred on or after the Effective Date that may be added back in determining Consolidated European J.V. EBITDA pursuant to this clause (e) for all periods reported on during the term of this Agreement shall not exceed E65,000,000;

          (f) foreign exchange currency losses for such period; and

          (g) all other noncash charges of the European J.V. and the Consolidated Restricted J.V. Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of the European J.V. and the Consolidated Restricted J.V. Subsidiaries, in each case for such period (other than normal accruals in the ordinary course of business).

          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a

Restricted J.V. Subsidiary shall be added to Consolidated J.V. Net Income to compute Consolidated European J.V. EBITDA only to the extent (and in the same proportion) that the net income of such Restricted J.V. Subsidiary was included in calculating Consolidated J.V. Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to the European J.V. by such Restricted J.V. Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted J.V. Subsidiary or its shareholders or
(B) in the case of any Foreign Restricted J.V. Subsidiary, a corresponding amount of cash is readily procurable by the European J.V. from such Foreign Restricted J.V. Subsidiary (as determined in good faith by a Financial Officer of the European J.V.) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Restricted J.V. Subsidiary provided the basis for including the net income of such subsidiary in Consolidated J.V. Net Income pursuant to clause (c) of the definition of "Consolidated J.V. Net Income," such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B). Consolidated European J.V. EBITDA for any period of four consecutive fiscal quarters will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

          "Consolidated Interest Expense" means, for any period, the total interest expense of Goodyear and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by Goodyear and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

               (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation;

               (2) amortization of debt discount and debt issuance costs;

               (3) capitalized interest;

               (4) noncash interest expense;

               (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

               (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Goodyear or any Restricted Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee;

               (7) net payments made pursuant to Hedging Obligations (including amortization of fees);

               (8) dividends paid in cash or Disqualified Stock in respect of
          (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of Goodyear, in each case held by Persons other than Goodyear or a Restricted Subsidiary;

               (9) interest Incurred in connection with investments in discontinued operations; and

               (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Goodyear) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the Incurrence of Indebtedness on the 2006 Indenture Closing Date and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however, that for any financing consummated after the Effective Date, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

          "Consolidated J.V. Interest Expense" means, for any period, the total interest expense of the European J.V. and the Consolidated Restricted J.V. Subsidiaries, plus, to the extent Incurred by the European J.V. and the Consolidated Restricted J.V. Subsidiaries in such period but not included in such interest expense, without duplication:

               (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation;

               (2) amortization of debt discount and debt issuance costs;

               (3) capitalized interest;

               (4) noncash interest expense;

               (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

               (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the European J.V. or any Restricted J.V. Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee;

               (7) net payments made pursuant to Hedging Obligations (including amortization of fees);

               (8) dividends paid in cash or Disqualified Stock in respect of
          (A) all Preferred Stock of Restricted J.V. Subsidiaries and (B) all Disqualified Stock of the European J.V., in each case held by Persons other than the European J.V. or a Restricted J.V. Subsidiary;

               (9) interest Incurred in connection with investments in discontinued operations; and

               (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the European J.V.) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the Incurrence of Indebtedness on the 2006 Indenture Closing Date and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however, that for any financing consummated after the Effective Date, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

          "Consolidated J.V. Net Income" means, for any period, the net income of the European J.V. and the Consolidated J.V. Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net
Income:

          (a) any net income of any Person (other than the European J.V.) if such Person is not a Restricted J.V. Subsidiary, except that:

               (1) subject to the limitations contained in clause (d) below, the European J.V.'s equity in the net income of any such Person for such period shall be included in such Consolidated J.V. Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the European J.V. or a Restricted J.V. Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted J.V. Subsidiary, to the limitations contained in clause (c) below);

               (2) the European J.V.'s equity in a net loss of any such Person for such period shall be included in determining such Consolidated J.V. Net Income to the extent such loss has been funded with cash from the European J.V. or a Restricted J.V. Subsidiary;

          (b) any net income (or loss) of any Person acquired by the European J.V. or a J.V. Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income of any Restricted J.V. Subsidiary if such Restricted J.V. Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted J.V. Subsidiary, directly or indirectly, to the European J.V. (but, in the case of any Foreign Restricted J.V. Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the European J.V. from such Foreign Restricted J.V. Subsidiary (with the amount of cash readily procurable from such Foreign Restricted J.V. Subsidiary being determined in good faith by a Financial Officer of the European J.V.) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

               (1) subject to the limitations contained in clause (d) below, the European J.V.'s equity in the net income of any such Restricted J.V. Subsidiary for such period shall be included in such Consolidated J.V. Net Income up to the aggregate amount of cash actually distributed by such Restricted J.V. Subsidiary during such period to the European J.V. or another Restricted J.V. Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted J.V. Subsidiary, to the limitation contained in this clause); and

               (2) the net loss of any such Restricted J.V. Subsidiary for such period shall not be excluded in determining such Consolidated J.V. Net Income;

          (d) any gain (or loss) realized upon the sale or other disposition of any asset of the European J.V. or the Consolidated J.V. Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) any extraordinary gain or loss; and

          (f) the cumulative effect of a change in accounting principles.

          "Consolidated Net Income" means, for any period, the net income of Goodyear and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person (other than Goodyear) if such Person is not a Restricted Subsidiary, except that:

               (1) subject to the limitations contained in clause (d) below, Goodyear's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Goodyear or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below);

               (2) Goodyear's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Goodyear or a Restricted Subsidiary;

          (b) any net income (or loss) of any Person acquired by Goodyear or a Subsidiary of Goodyear in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Goodyear (but, in the case of any Foreign Restricted Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by Goodyear from such Foreign Restricted Subsidiary (with the amount of cash readily procurable from such Foreign Restricted Subsidiary being determined in good faith by a Financial Officer of Goodyear) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

               (1) subject to the limitations contained in clause (d) below, Goodyear's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Goodyear or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause); and

               (2) the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income;

          (d) any gain (or loss) realized upon the sale or other disposition of any asset of Goodyear or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) any extraordinary gain or loss;

          (f) the effect of the 2006 strike, as disclosed in Goodyear's filings with the SEC, which for purposes of determining Consolidated Net Income shall be deemed to be (i) for the fiscal quarter ended December 31, 2006, a loss of operating income of $363,000,000, and (ii) for each fiscal quarter thereafter, a loss of operating income in an amount determined by Goodyear, provided that the aggregate amount of all such losses of operating income for such fiscal quarters ended after December 31, 2006, shall not exceed $250,000,000; and

          (g) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 6.02 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Goodyear or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 6.02(a)(3)(iv).

          "Consolidated Net J.V. Indebtedness" means, at any date, (a) the sum for the European J.V. and its Consolidated Subsidiaries at such date, without duplication, of (i) all Indebtedness (other than obligations in respect of Swap Agreements) that is included on the European J.V.'s consolidated balance sheet,
(ii) all Capitalized Lease Obligations, (iii) all synthetic lease financings and
(iv) all Qualified Receivables Transactions, minus (b) the aggregate amount of cash and Temporary Cash Investments in excess of $100,000,000 held at such time by the European J.V. and its Consolidated Subsidiaries, all determined in accordance with GAAP. For purposes of computing Consolidated Net J.V. Indebtedness, (A) the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capitalized Lease Obligation, and (B) Indebtedness owing by the European J.V. or any of its Consolidated Subsidiaries to Goodyear or any of its Consolidated Subsidiaries shall be disregarded. For purposes of Section 6.09, Consolidated Net J.V. Indebtedness will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

          "Consolidated Revenue" means, for any period, the revenues for such period, determined in accordance with GAAP, of Goodyear and the Subsidiaries the accounts of which would be consolidated with those of Goodyear in Goodyear's consolidated financial statements in accordance with GAAP.

          "Consolidated Total Assets" means, at any date, the total assets, determined in accordance with GAAP, of Goodyear and the Subsidiaries the accounts of which would be consolidated with those of Goodyear in Goodyear's consolidated financial statements in accordance with GAAP.

          "Consolidation" means, in the case of Goodyear, unless the context otherwise requires, the consolidation of (1) in the case of Goodyear, the accounts of each of the Restricted Subsidiaries with those of Goodyear and (2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Goodyear or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. "Consolidation" means, in the case of the European J.V., unless the context otherwise requires, the consolidation of (1) in the case of the European

J.V., the accounts of each of the Restricted J.V. Subsidiaries with those of the European J.V. and (2) in the case of a Restricted J.V. Subsidiary, the accounts of each Subsidiary of such Restricted J.V. Subsidiary that is a Restricted J.V. Subsidiary with those of such Restricted J.V. Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any J.V. Subsidiary that is an Unrestricted Subsidiary, but the interest of the European J.V. or any Restricted J.V. Subsidiary in any such Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Continuation Request" means a request by any Borrower to continue a Revolving Borrowing in accordance with Section 2.07 in substantially the form of Exhibit B hereto.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Documents" means this Agreement, the Amendment and Restatement Agreement, the Issuing Bank Agreements, any letter of credit applications referred to in Section 2.04(a) or (b), any promissory notes delivered pursuant to Section 2.09(e) and the Security Documents.

          "Credit Facilities Agreements" means the First Lien Agreement, the Second Lien Agreement and the European Facilities Agreement.

          "Credit Parties" means the J.V. Loan Parties, Goodyear and the US Subsidiary Guarantors.

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Noncash Consideration" means noncash consideration received by Goodyear or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated by Goodyear as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 6.04.

          "Designated Obligations" means (a) with respect to ABT Loans, the Euro Equivalent of all ABT Obligations of the Credit Parties in respect of (i) the principal of and interest on the ABT Loans and (ii) commitment fees in respect of unused ABT

Commitments described in Section 2.12(a), in each case regardless of whether then due and payable, (b) with respect to LC Exposures, (i) the Euro Equivalent of the participations of the Lenders in the Letters of Credit and (ii) the Euro Equivalent of all ABT Obligations of the Credit Parties in respect of (A) the principal of and interest on unreimbursed LC Disbursements and (B) participation fees in respect of Letters of Credit described in Section 2.12(b), in each case regardless of whether then due and payable, (c) with respect to Swingline Exposures, (i) the ABT Obligations of the Credit Parties to the Swingline Lender in respect of interest on the Swingline Loans accrued prior to the acquisition of participations in the Swingline Loans pursuant to Section 7.02 and (ii) the participations of the Lenders in the principal of and interest on the Swingline Loans, and (d) with respect to German Loans, the Euro Equivalent of all German Obligations of the Credit Parties in respect of (i) the principal of and interest on the German Loans, and (ii) commitment fees in respect of unused German Commitments described in Section 2.12(a), in each case regardless of whether then due and payable.

          "Disclosure Documents" means reports of Goodyear on Forms 10-K, 10-Q and 8-K, and any amendments thereto, that shall have been (i) filed with the SEC on or prior to April 5, 2007, or (ii) filed with the Securities and Exchange Commission after such date and prior to the Effective Date and delivered to the Administrative Agent prior to the date hereof.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of Goodyear or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

          (c) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (a), (b) and (c), on or prior to 180 days after the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of Section 4.06 and Section 4.08 of the 2006 Indenture; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Goodyear or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified

Stock solely because it may be required to be repurchased by Goodyear in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

          "Dunlop KG" means Dunlop GmbH & Co. KG, a partnership organized under the laws of the Federal Republic of Germany.

          "EBITDA" means, for any period, the Consolidated Net Income for such period, plus, without duplication, the following, to the extent deducted in calculating such Consolidated Net Income:

          (a) income tax expense of Goodyear and its Consolidated Restricted Subsidiaries;

          (b) Consolidated Interest Expense;

          (c) depreciation expense of Goodyear and its Consolidated Restricted Subsidiaries;

          (d) amortization expense of Goodyear and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

          (e) cash restructuring charges; provided that the aggregate amount of such cash restructuring charges incurred on or after the Effective Date that may be added back in determining EBITDA pursuant to this clause (e) for all periods reported on during the term of this Agreement shall not exceed $120,000,000; and

          (f) all other noncash charges of Goodyear and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of Goodyear and its Restricted Subsidiaries in each case for such period (other than normal accruals in the ordinary course of business).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of Goodyear shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to Goodyear by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Restricted Subsidiary, a corresponding amount of cash is readily procurable by Goodyear from such Foreign Restricted Subsidiary (as determined in good faith by a Financial Officer of Goodyear) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Restricted Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause
(c) of the definition of "Consolidated Net Income," such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B).

          "EEMEA Subsidiary" means a Subsidiary (other than any J.V. Subsidiary) organized under the laws of any jurisdiction in Africa, Eastern Europe (including each of Albania, Belarus, Bosnia and Herzegovina, Bulgaria, Croatia, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Macedonia, Moldova, Poland, Romania, Russia, Serbia and Montenegro, Slovakia, Slovenia, and Ukraine) and the Middle East (including each of Bahrain, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Palestine, Oman, Qatar, Saudi Arabia, Syria, Turkey, the United Arab Emirates, and Yemen).

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, the management or release of, or exposure to, any Hazardous Materials or to health and safety matters.

          "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Goodyear or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan (other than an event for which the 30 day notice period is waived or an event described in Section 4043.33 of Title 29 of the Code of Federal Regulations);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) as to which a waiver has not been obtained; (c) the incurrence by Goodyear, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (e) any event or condition, other than the Transactions, that would be materially likely to result in the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan under Section 4042 of ERISA; (f) the receipt by Goodyear, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by Goodyear, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by Goodyear, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Goodyear, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EURIBO Rate" means, with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, the rate sponsored by the Banking Federation of the European Union and the Financial Markets Association and appearing on page 248 of Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Euro deposits in the Euro interbank market) at approximately 11:00 a.m., Brussels time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period; provided that in the event that such rate is not available at such time for any reason with respect to such Eurocurrency Borrowing, then the "EURIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of E5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Euro" or "E" means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

          "Euro Equivalent" means, on any date of determination, (a) with respect to any amount in Euros, such amount, and (b) with respect to any amount in US Dollars or Pounds Sterling, the equivalent in Euros of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to US Dollars or Pounds Sterling, as the case may be, in effect for such amount on such date. The Euro Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in US Dollars or Pounds Sterling shall be the amount most recently determined as provided in Section 1.05(b).

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

          "European Bank Indebtedness" means any and all amounts payable under or in respect of the European Facilities Agreement and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Goodyear, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

          "European Facilities Agreement" means this Amended and Restated Revolving Credit Agreement dated as of the date hereof, among the European J.V., the other borrowers thereunder, certain lenders, certain issuing banks, J.P. Morgan Europe Limited, as administrative agent, and JPMCB, as collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

          "European J.V." means Goodyear Dunlop Tires Europe B.V., a corporation organized under the laws of The Netherlands.

          "Event of Default" has the meaning assigned to such term in Section 7.01.

          "Exchange Rate" means, on any day, with respect to US Dollars, Pounds Sterling or any other currency in relation to Euros, the rate at which such currency may be exchanged into Euros, as set forth at approximately 12:00 noon, London time, on such day on the Reuters World Currency Page for US Dollars, Pounds Sterling or such other currency, as applicable. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the European J.V. or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Euros for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the European J.V., may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Subsidiary" means any Subsidiary with only nominal assets and no operations. No Subsidiary shall be an Excluded Subsidiary if it is a Guarantor or a Grantor under the First Lien Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement or the Third Lien Collateral Agreement or a

Subsidiary Guarantor or Grantor Subsidiary Guarantor under the Junior Lien Indenture or the 2006 Indenture.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction described in clause (a) above and (c) (i) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender (other than an assignee pursuant to Section 7.02 or an assignee pursuant to a request by the European J.V. under Section 2.19(b)) at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.17(a) or (ii) any withholding tax that is imposed by the United States or any jurisdiction in which a Borrower is located on amounts payable to a Lender that is attributable to such Lender's failure to comply with
Section 2.17(e) or Section 2.17(f).

          "Existing Credit Agreement" means the Amended and Restated Term Loan and Revolving Credit Agreement dated as of April 8, 2005, as amended, among Goodyear, the European J.V., GDTG, Goodyear KG, Dunlop KG, Lux Tires, the lenders party thereto, J.P. Morgan Europe Limited, as administrative agent for the Lenders, and JPMorgan Chase Bank, N.A., as collateral agent for the Lenders, as in effect immediately prior to the effectiveness of Transactions to occur on the Effective Date and prior to its amendment and restatement in the form hereof.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as such price is, unless specified otherwise in this Agreement, determined in good faith by a Financial Officer of Goodyear or by the Board of Directors. Fair Market Value (other than of any asset with a public trading market) of any asset or property (or group of assets or property subject to an event giving rise to a requirement under this Agreement that "Fair Market Value" be determined) in excess of $25,000,000 shall be determined by the Board of Directors or a duly authorized committee thereof.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or any assistant treasurer of Goodyear, or any senior vice president or higher ranking executive to whom any of the foregoing report.

          "First Lien Agreement" means the Amended and Restated First Lien Credit Agreement dated as of the date hereof, among Goodyear, certain lenders, certain issuing banks, Citicorp USA, Inc., as syndication agent, and JPMCB, as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

          "First Lien Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors thereunder, the Grantors thereunder, certain other Subsidiaries and JPMCB, as collateral agent under the First Lien Agreement, dated as of April 8, 2005, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

          "Foreign Restricted J.V. Subsidiary" means any Restricted J.V. Subsidiary that is not organized under the law of The Netherlands.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States or any State thereof or the District of Columbia, other than Goodyear Canada.

          "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

          "GAAP" means generally accepted accounting principles in the United States or, when reference is made to financial statements of a Person organized under the laws of a jurisdiction outside of the United States, generally accepted accounting principles in such jurisdiction, except that all determinations made under Section 6.09 shall be made in accordance with generally accepted accounting principles in the United States.

          "GDTG" means Goodyear Dunlop Tires Germany GmbH, a company organized under the laws of the Federal Republic of Germany.

          "German Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of all German Commitments.

          "German Borrowers" means GDTG, Goodyear KG and Dunlop KG.

          "German Commitment" means, with respect to each German Lender, the commitment of such Lender to make German Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender's German Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each German Lender's German Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its German Commitment, as applicable. The initial aggregate amount of the German Lenders' German Commitments is E155,000,000.

          "German Credit Exposure" means, with respect to any German Lender at any time, the sum of the Euro Equivalents of such Lender's German Loans at such time.

          "German Lender" means a Lender with a German Commitment or, if the German Commitments have terminated or expired, a Lender with German Credit Exposure.

          "German Loan" means a Loan made pursuant to clause (b) of Section
2.01.

          "German Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the German Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties (including the Collateral Agent under Section 9.15) under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the ABT Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or under any Guarantee in respect of, the ABT Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of any J.V. Subsidiary organized under the laws of the Federal Republic of Germany under each Swap Agreement that shall at any time have been specified in a written notice to the Administrative Agent from the European J.V. as being included in the German Obligations if such Swap Agreement (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the amendment and restatement hereof as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and
(d) the due and punctual payment and performance of all obligations of any J.V. Subsidiary organized under the laws of the Federal Republic of Germany arising out of or in connection with cash management or similar services that shall at any time have been designated in a written notice to the Administrative Agent from the European J.V. as being included in the German Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation; provided that any amount or obligation that is an ABT Obligation shall not be a German Obligation.

          "German Percentage" means, with respect to any German Lender, the percentage of the total German Commitments represented by such Lender's German Commitment. If the German Commitments have been terminated or expired, the German Percentages shall be determined based upon the German Commitments most recently in effect, after giving effect to any assignments.

          "GmbH" has the meaning set forth in Section 5.08(c).

          "Goodyear" means The Goodyear Tire & Rubber Company, an Ohio corporation.

          "Goodyear Canada" means Goodyear Canada Inc., an Ontario corporation, and its successors and permitted assigns.

          "Goodyear KG" means Goodyear GmbH & Co. KG, a partnership organized under the laws of the Federal Republic of Germany.

          "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Grantors" means the European J.V. and each J.V. Subsidiary that is, or is required pursuant to Section 5.08 to become, a Grantor (as defined in the Guarantee and Collateral Agreement).

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

               (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

               (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Guarantee and Collateral Agreement" means the Master Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors, the Grantors, certain other Subsidiaries, the Lenders and the Collateral Agent, dated as of April 8, 2005, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          "Hazardous Materials" means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; and (b) any pollutant or contaminant or any hazardous, toxic, radioactive or otherwise regulated chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any applicable Environmental Law.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

               (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

               (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance, bank guarantee or similar credit transaction (other than obligations with respect to letters of credit or bank guarantees securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit or bank guarantees are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit or bank guarantee);

               (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

               (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

               (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

               (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

                    (A) the Fair Market Value of such asset at such date of
               determination and

                    (B) the amount of such Indebtedness of such other Persons;

               (8) Hedging Obligations of such Person; and

               (9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

          Notwithstanding the foregoing, in connection with the purchase by Goodyear or any Restricted Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnitee" has the meaning set forth in Section 9.03.

          "Information" has the meaning set forth in Section 9.12.

          "Intellectual Property" has the meaning set forth in the Guarantee and Collateral Agreement.

          "Intercompany Items" means obligations owed by Goodyear or any Subsidiary to Goodyear or any other Subsidiary.

          "Interest Payment Date" means (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or ending on the same day of the week that is one or two weeks thereafter, as any Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent continuation of such Borrowing.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 6.02:

               (1) "Investment" shall include the portion (proportionate to Goodyear's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Goodyear at the time that such

          Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Goodyear shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

                    (A) Goodyear's "Investment" in such Subsidiary at the time of such redesignation less

                    (B) the portion (proportionate to Goodyear's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

               (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

          In the event that Goodyear sells Capital Stock of a Restricted Subsidiary such that after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such sale shall be deemed to constitute an Investment made on the date of such sale of Capital Stock.

          "Issuing Bank" shall mean JPMCB, BNP Paribas and KBC Bank NV, and each other financial institution that has entered into an Issuing Bank Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

          "Issuing Bank Agreement" means the issuing bank agreements entered into by JPMCB, BNP Paribas and KBC Bank NV in connection with the Existing Credit Agreement (each of which agreements shall continue in respect of this Agreement) and each other agreement in form reasonably satisfactory to the European J.V., the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder.

          "JPMCB" means JPMorgan Chase Bank, N.A., and its successors.

          "JPMEL" means J.P. Morgan Europe Limited, and its successors.

          "Junior Lien Indenture" means the Indenture dated as of March 12, 2004, among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

          "J.V. Equity Proceeds" means Net Cash Proceeds from issuances or sales of Capital Stock (other than to directors, officers or employees of the European J.V. or any J.V. Subsidiary in connection with compensation or incentive arrangements) of the European J.V. after the Effective Date.

          "J.V. Loan Parties" means the European J.V. and the Subsidiary Guarantors.

          "J.V. Subsidiary" means any subsidiary of the European J.V.

          "KG" has the meaning set forth in Section 5.08(c).

          "LC Commitment" means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank, as set forth in such Issuing Bank's Issuing Bank Agreement.

          "LC Disbursement" shall mean a payment made by an Issuing Bank in respect of a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in US Dollars or Pounds Sterling and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (e) or (l) of
Section 2.04, as applicable.

          "LC Exchange Rate" means, on any day, with respect to Euros in relation to US Dollars or Pounds Sterling, the rate at which Euros may be exchanged into such currency, as set forth at approximately 12:00 noon, New York City time, on such day on the applicable Reuters World Currency Page. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the European J.V. or, in the absence of such agreement, such LC Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of US Dollars or Pounds Sterling, as the case may be, with Euros for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the European J.V., may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "LC Exposure" means, at any time, the sum of (a) the aggregate of the Euro Equivalents of the undrawn amounts of all outstanding Letters of Credit and
(b) the aggregate of the Euro Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any ABT Lender at any time shall be such Lender's ABT Percentage of the aggregate LC Exposure.

          "LC Participation Calculation Date" means, with respect to any LC Disbursement made in a currency other than Euros, (a) the date on which the Issuing Bank shall advise the Administrative Agent that it purchased with Euros the currency used to make such LC Disbursement, or (b) if the Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement is made.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lender" includes the Swingline Lender.

          "Letter of Credit" shall mean any letter of credit issued pursuant to this Agreement.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing denominated in US Dollars or in Pounds Sterling for any Interest Period, the rate appearing on the applicable page of the Dow Jones Market Service for such currency (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the applicable currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason with respect to any such Eurocurrency Borrowing, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of US$5,000,000 or L5,000,000, as the case may be, and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, French delegation of claims, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Lien Subordination and Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004, among the Collateral Agent, Wilmington Trust Company, Goodyear and the US Subsidiary Guarantors.

          "Loans" means (a) the loans made by the Lenders to any Borrower pursuant to this Agreement and (b) Swingline Loans.

          "Lux Tires" means Goodyear Luxembourg Tires S.A., a societe anonyme organized under the laws of Luxembourg.

          "Majority Lenders" means, at any time, Lenders having aggregate Revolving Credit Exposures and unused Commitments representing at least a majority of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Master Assignment Agreement" shall mean the Master Assignment and Acceptance dated as of the date hereof among the Borrowers, the lenders party thereto and JPMCB.

          "Material Adverse Change" means a material adverse change in or effect on (a) the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of Goodyear and the Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform obligations under this Agreement and the other Credit Documents that are material to the rights or interests of the Lenders or (c) the rights of or benefits available to the Lenders or the Issuing Banks under this Agreement and the other Credit Documents that are material to the interests of the Lenders or the Issuing Banks.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Goodyear and the Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Goodyear or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Goodyear or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time, calculated in accordance with the terms of such Swap Agreement.

          "Material Subsidiary" means, at any time, each Subsidiary other than Subsidiaries that do not represent more than 5% for any such individual Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (a) Consolidated Total Assets or (b) Consolidated Revenue for the period of four fiscal quarters most recently ended.

          "Maturity Date" means April 30, 2012.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

               (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

               (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

               (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

               (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Goodyear or any Restricted Subsidiary after such Asset Disposition (but only for so long as such reserve is maintained).

          "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Net Intercompany Items" means, in the case of any Subsidiary, (a) the aggregate amount of the Intercompany Items owed by Goodyear or any other Subsidiary to such Subsidiary minus (b) the aggregate amount of the Intercompany Items owed by such Subsidiary to Goodyear or any other Subsidiary.

          "Obligations" means the ABT Obligations and the German Obligations.

          "Other Taxes" means any and all present or future stamp, documentary, excise, recording, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

          "Participant" has the meaning assigned to such term in Section 9.04.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Business" means any business engaged in by Goodyear or any Restricted Subsidiary on the Effective Date and any Related Business.

          "Permitted Encumbrances" means:

          (a) (i) Liens imposed by law for taxes that are not yet due or are being contested and (ii) deemed trusts and Liens to which the Priority Payables Reserve relates for taxes, assessments or other charges or levies that are not yet due and payable;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or any longer grace period available under the terms of the applicable underlying obligation) or are being contested;

          (c) Liens created and pledges and deposits made (including cash deposits to secure obligations in respect of letters of credit provided) in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) Liens created and deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens created and deposits made prior to March 31, 2003, in the ordinary course of business to secure the performance of surety bonds;

          (e) judgment liens;

          (f) supplier's liens in inventory, other assets supplied or accounts receivable that result from retention of title or extended retention of title arrangements arising in connection with purchases of goods in the ordinary course of business; and

          (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and other Liens incidental to the conduct of business or ownership of property that arise automatically by operation of law or arise in the ordinary course of business and that do not materially detract from the value of the property of Goodyear and the Subsidiaries or of the Collateral, in each case taken as a whole, or materially interfere with the ordinary conduct of business of Goodyear and the Subsidiaries, taken as a whole, or otherwise adversely affect in any material respect the rights or interests of the Lenders;

provided that (except as provided in clause (d) above) the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness for borrowed money.

          "Permitted Investment" means an Investment by Goodyear or any Restricted Subsidiary (other than the European J.V. or any J.V. Subsidiary) in:

               (1) Goodyear, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

               (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Goodyear or a Restricted Subsidiary;

               (3) Temporary Cash Investments;

               (4) receivables owing to Goodyear or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Goodyear or any such Restricted Subsidiary deems reasonable under the circumstances;

               (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

               (6) loans or advances to employees made in the ordinary course of business of Goodyear or such Restricted Subsidiary;

               (7) stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to Goodyear or any Restricted Subsidiary or in satisfaction of judgments;

               (8) any Person to the extent such Investment represents the non cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 6.04;

               (9) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

               (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by Goodyear or any Restricted Subsidiary;

               (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 6.01;

               (12) any Person to the extent such Investment in such Person existed on the Effective Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

               (13) advances to, and Guarantees for the benefit of, customers, dealers or suppliers made in the ordinary course of business and consistent with past practice; and

               (14) any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and then outstanding on the date such Investment is made, does not exceed the greater of (A) the sum of (i) $500,000,000 and (ii) any amounts under Section 6.02(a)(3)(iv)(x) that were excluded by operation of the proviso in Section 6.02(a)(3)(iv) and which excluded amounts are not otherwise included in Consolidated Net Income or intended to be permitted under any of clauses (1) through (13) of this definition and (B) 5.0% of Consolidated assets of Goodyear as of the end of the most recent fiscal quarter for which financial statements of Goodyear have been filed with the SEC.

          "Permitted J.V. Investment" means an Investment by the European J.V. or a Restricted J.V. Subsidiary in:

               (1) the European J.V., a Restricted J.V. Subsidiary or a Person that will, upon the making of such Investment, become a Restricted J.V. Subsidiary;

               (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the European J.V. or a Restricted J.V. Subsidiary;

               (3) Temporary Cash Investments;

               (4) any Investment in Goodyear or any Subsidiary in the form of a transfer of assets used in or directly relating to any manufacturing process (but excluding any cash or financial asset) from a jurisdiction having higher manufacturing costs to a jurisdiction having lower manufacturing costs; provided that after giving effect to any such transfer or related series of transfers of assets having an aggregate book value in excess of $5,000,000, the aggregate book value of all assets subject to all such transfers involving assets having an aggregate book value in excess of $5,000,000 after the Effective Date shall not exceed $100,000,000;

               (5) the acquisition of any Capital Stock; provided that the aggregate consideration paid by the European J.V. and the Restricted J.V. Subsidiaries in all such acquisitions (including Indebtedness assumed by the European J.V. or any Restricted J.V. Subsidiary) shall not exceed $200,000,000 plus the aggregate amount of J.V. Equity Proceeds received after the Effective Date that shall not have been used to make other Investments of the European J.V. and the Restricted J.V. Subsidiaries under this clause (5);

               (6) Guarantees not otherwise permitted under Section 6.02(c) Incurred in the ordinary course of business and consistent with past practices in an aggregate amount for all such Guarantees by the European J.V. and the Restricted J.V. Subsidiaries at any time outstanding not exceeding $25,000,000;

               (7) Investments constituting loans or advances by the European J.V. or any Restricted J.V. Subsidiary to Goodyear or any of its Subsidiaries as part of cash management consistent with past practices in an aggregate amount for all such Investments at any time outstanding not exceeding $75,000,000;

               (8) Investments in Subsidiaries or Goodyear; provided that no Investment shall be made by any Credit Party in a Subsidiary that is not a Credit Party or by a J.V. Loan Party in Goodyear or a Subsidiary that is not a J.V. Loan Party pursuant to this clause (8) except Investments (A) to fund working capital needs of such Subsidiary, (B) to replace amounts available under credit facilities or other financings of such Subsidiary existing on the date hereof that shall have matured or shall have been terminated or reduced, (C) to cover losses from operations of such Subsidiary and (D) to provide funds for capital expenditures or acquisitions permitted to be made by such Subsidiary; provided further, that Capital Stock in any J.V. Subsidiary may not be transferred to any Subsidiary that is not the European J.V. or a J.V. Subsidiary;

               (9) stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to the European J.V. or any Restricted J.V. Subsidiary or in satisfaction of judgments;

               (10) any Person to the extent such Investment represents the non cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 6.04;

               (11) loans and advances to officers and employees of the European J.V. and the Restricted J.V. Subsidiaries in the ordinary course of business;

               (12) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the European J.V. or any Restricted J.V. Subsidiary;

               (13) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction in respect of accounts receivable of a Restricted J.V. Subsidiary, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

               (14) receivables owing to the European J.V. or any Restricted J.V. Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the European J.V. or any such Restricted J.V. Subsidiary deems reasonable under the circumstances;

               (15) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

               (16) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 6.01;

               (17) any Person to the extent such Investment in such Person existed on the Effective Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

               (18) advances to, and Guarantees for the benefit of, customers, dealers or suppliers made in the ordinary course of business and consistent with past practice; and

               (19) Investments not permitted by any other clause of this definition in an aggregate amount at any time outstanding not greater than $25,000,000.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which Goodyear, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pounds Sterling" or "L" means the lawful currency of the United Kingdom.

          "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal European Subsidiary" means, any J.V. Subsidiary (other than a Borrower) organized under the laws of the Federal Republic of Germany, Luxembourg, the Republic of France or the United Kingdom with Total Assets having a book value in excess of $10,000,000 as of December 31, 2006, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

          "Priority Payables Reserve" means, at any time, the sum, without duplication, of any deductions made pursuant to the definitions contained in the First Lien Agreement of "Additional Inventory Reserves", "Inventory Reserves", "Eligible Inventory" and "Inventory Value", and the full amount of the liabilities at such time which have a trust imposed to provide for payment thereof or a security interest, Lien or charge ranking or capable of ranking, in each case senior to or pari passu with the Liens created under the Security Documents (as defined in the First Lien Agreement) under Canadian federal, provincial, territorial, county, municipal or local law with respect to claims for goods and services taxes, sales tax, income tax, workers' compensation obligations, vacation pay or pension fund obligations.

          "Purchase Money Indebtedness" means Indebtedness:

               (1) consisting of the deferred purchase price of property, plant and equipment, conditional sale obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of (A) the cost of the asset being financed and (B) the Fair Market Value of such asset; and

               (2) Incurred to finance such acquisition, construction or improvement by Goodyear or a Restricted Subsidiary of such asset;

provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction or improvement.

          "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Goodyear or any Subsidiary of Goodyear to a Receivables Entity in connection with a Qualified Receivables Transaction, which note:

               (1) shall be repaid from cash available to the Receivables Entity, other than:

                    (A) amounts required to be established as reserves;

                    (B) amounts paid to investors in respect of interest;

                    (C) principal and other amounts owing to such investors; and

                    (D) amounts paid in connection with the purchase of newly
               generated receivables; and

               (2) may be subordinated to the payments described in clause (A).

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Goodyear or any of its Subsidiaries pursuant to which Goodyear or any of its Subsidiaries may sell, convey or otherwise transfer to:

               (1) a Receivables Entity (in the case of a transfer by Goodyear or any of its Subsidiaries); or

               (2) any other Person (in the case of a transfer by a Receivables Entity);

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Goodyear or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of Goodyear); and provided further, however, that no such transaction or series of transactions shall be a Qualified Receivables Transaction if any of the accounts receivable subject thereto is or would absent such transaction or series of transactions otherwise be subject to a Lien securing any European Bank Indebtedness.

          The grant of a security interest in any accounts receivable of Goodyear or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

          "Receivables Entity" means a (a) Wholly Owned Subsidiary of Goodyear which is a Restricted Subsidiary and which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Goodyear which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or
(b):

               (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

                    (A) is Guaranteed by Goodyear or any Subsidiary of Goodyear
               (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                    (B) is recourse to or obligates Goodyear or any Subsidiary of Goodyear in any way other than pursuant to Standard Securitization Undertakings; or

                    (C) subjects any property or asset of Goodyear or any
               Subsidiary of Goodyear, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

               (2) which is not an Affiliate of Goodyear or with which neither Goodyear nor any Subsidiary of Goodyear has any material contract, agreement, arrangement or understanding other than on terms which Goodyear reasonably believes to be no less favorable to Goodyear or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Goodyear; and

               (3) to which neither Goodyear nor any Subsidiary of Goodyear has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the foregoing conditions.

          "Reference Date" means March 12, 2004.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any

Indebtedness of Goodyear or any Restricted Subsidiary existing on the Effective Date or Incurred in compliance with this Agreement (including Indebtedness of Goodyear that Refinances Refinancing Indebtedness); provided, however, that:

               (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

               (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

               (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to Section 6.01) (plus fees and expenses, including any premium and defeasance costs);

               (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being Refinanced;

               (5) if Incurred by Goodyear or any US Subsidiary Guarantor, either (A) such Refinancing Indebtedness is not secured by Liens on any assets other than the assets that secured the Indebtedness being refinanced or (B) such Refinancing Indebtedness, taken together with the aggregate outstanding amount at the time of U.S. Bank Indebtedness and Senior Subordinated-Lien Indebtedness that, in each case, constitutes Secured Indebtedness, shall not exceed $3,900,000,000; and

               (6) if Incurred by the European J.V. or any Restricted J.V. Subsidiary, the Refinancing Indebtedness is not secured by Liens on any assets other than the assets that secured the Indebtedness being refinanced, and any such Liens have no greater priority than the Liens securing the Indebtedness being refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

                    (A) Indebtedness of a Restricted Subsidiary that is not a US
               Subsidiary Guarantor that Refinances Indebtedness of Goodyear; or

                    (B) Indebtedness of Goodyear or a Restricted Subsidiary that
               Refinances Indebtedness of an Unrestricted Subsidiary.

          "Register" has the meaning set forth in Section 9.04.

          "Related Business" means any business reasonably related, ancillary or complementary to the business of Goodyear and its Restricted Subsidiaries on the Effective Date.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, counsel and other advisors of such Person and such Person's Affiliates.

          "Restricted J.V. Subsidiary" means any J.V. Subsidiary that is a Restricted Subsidiary.

          "Restricted Payment" in respect of any Person means:

               (1) the declaration or payment of any dividend, any distribution on or in respect of its Capital Stock or any similar payment (including any payment in connection with any merger or consolidation involving Goodyear or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Preferred Stock), (B) in the case of such payments by Goodyear or any Restricted Subsidiary other than the European J.V. or any Restricted J.V. Subsidiary, dividends or distributions payable to Goodyear or a Restricted Subsidiary (and, if such Restricted Subsidiary has Capital Stock held by Persons other than Goodyear or other Restricted Subsidiaries, to such other Persons on no more than a pro rata basis), and (C) in the case of such payments by the European J.V. or any Restricted J.V. Subsidiary, dividends or distributions payable to the European J.V. or a Restricted J.V. Subsidiary (and, if such Restricted J.V. Subsidiary has Capital Stock held by Persons other than the European J.V. or other Restricted J.V. Subsidiaries, to such other Persons on no more than a pro rata basis);

               (2) the purchase, repurchase, redemption, retirement or other acquisition ("Purchase") for value of any Capital Stock of Goodyear held by any Person (other than (A) in the case of such transactions by Goodyear or a Restricted Subsidiary other than the European J.V. or any J.V. Subsidiary, such Capital Stock held by Goodyear or any Restricted Subsidiary, and (B) in the case of such transactions by the European J.V. or a Restricted J.V. Subsidiary, such Capital Stock held by the European J.V. or a Restricted J.V. Subsidiary) or any Capital Stock of a Restricted Subsidiary held by any affiliate of such Person (other than (A) in the case of such transactions by Goodyear or a Restricted Subsidiary other than the European J.V. or any J.V. Subsidiary, such Capital Stock held by a Restricted Subsidiary and (B) in the case of such transactions by the European J.V. or a Restricted J.V. Subsidiary, such Capital Stock held by the European J.V. or a Restricted J.V. Subsidiary) (other than in exchange for Capital Stock of Goodyear that is not Disqualified Stock);

               (3) the Purchase for value, prior to scheduled maturity, any scheduled repayment or any scheduled sinking fund payment, of any Subordinated Obligations (other than the Purchase for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase; provided that the exception in this parenthetical clause shall be limited in the case of payments by the European J.V. or any Restricted J.V. Subsidiary to payments in respect of Subordinated Obligations of the European J.V. or any Restricted J.V. Subsidiary); or

               (4) any Investment (other than (A) in the case of Goodyear or any Restricted Subsidiary other than the European J.V. or any J.V. Subsidiary, a Permitted Investment, and (B) in the case of the European J.V. or any J.V. Subsidiary, a Permitted J.V. Investment) in any Person.

          "Restricted Subsidiary" means any Subsidiary of Goodyear other than an Unrestricted Subsidiary.

          "Revolving Borrowing" shall mean a Borrowing comprising Revolving
Loans.

          "Revolving Commitment" means an ABT Commitment or a German Commitment.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of such Lender's ABT Credit Exposure and German Credit Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

          "Revolving Loan" means an ABT Loan or a German Loan.

          "Sale/Leaseback Transaction" means an arrangement relating to property, plant and equipment now owned or hereafter acquired by Goodyear or a Restricted Subsidiary whereby Goodyear or a Restricted Subsidiary transfers such property to a Person and Goodyear or such Restricted Subsidiary leases it from such Person, other than (i) leases between Goodyear and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant and equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant and equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant and equipment), as the case may be, to finance the cost of such property, plant and equipment or such improvements, as the case may be.

          "SAVA" means Sava Tires, d.o.o., a corporation organized under the laws of the Republic of Slovenia.

          "SEC" means the Securities and Exchange Commission.

          "Second Lien Agreement" means the Amended and Restated Second Lien Credit Agreement dated as of the date hereof, among Goodyear, certain lenders and JPMCB, as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

          "Second Lien Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors thereunder, the Grantors thereunder, certain other Subsidiaries and the collateral agent under the Second Lien Agreement, dated as of April 8, 2005, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          "Second Lien Indebtedness" means any and all amounts payable under or in respect of the Second Lien Agreement and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Goodyear whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

          "Secured Indebtedness" means any Indebtedness of Goodyear secured by a Lien. "Secured Indebtedness" of a Subsidiary has a correlative meaning.

          "Secured Parties" means the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender. For purposes of Section 9.15 and each Security Document, "Secured Parties" shall also include each other Person to which is owed, as applicable, German Obligations or ABT Obligations, and which has signed an Affiliate Authorization or the Amendment and Restatement Agreement.

          "Security Agreement" means any security agreement, pledge agreement, charge agreement, mortgage, debenture or similar agreement, instrument or security document, or any supplement thereto creating a Lien on any assets or rights to secure any of the Obligations or any confirmation or similar instrument in relation to such a Lien.

          "Security Documents" means the Guarantee and Collateral Agreement, the German security trust agreement in respect of the German Security Agreements, the Security Agreements and each other instrument or document delivered in connection with the cash collateralization of Letters of Credit or pursuant to
Section 5.08 to secure any of the Obligations.

          "Senior Indebtedness" of Goodyear or any US Subsidiary Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Goodyear or any US Subsidiary Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of Bank Indebtedness, Indebtedness under the 2006 Indenture (in the case of Goodyear) and Guarantees thereof (in the case of the US Subsidiary Guarantors) and all other Indebtedness of Goodyear or any US Subsidiary Guarantor, as applicable, whether outstanding on the 2006 Indenture Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Indebtedness under the 2006 Indenture or such US Subsidiary Guarantor's Guarantee thereof, as applicable; provided, however, that Senior Indebtedness of Goodyear or any US Subsidiary Guarantor shall not include: (a) any obligation of Goodyear to any Subsidiary of Goodyear or of such US Subsidiary Guarantor to Goodyear or any other Subsidiary of Goodyear; (b) any liability for Federal, state, local or other taxes owed or owing by Goodyear or such US Subsidiary Guarantor, as applicable; (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities); (d) any Indebtedness or obligation of Goodyear (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of Goodyear or such US Subsidiary Guarantor, as applicable, including any Subordinated Obligations (as defined in the 2006 Indenture) of Goodyear or such US Subsidiary Guarantor, as applicable; (e) any obligations with respect to Capital Stock; or
(f) any Indebtedness Incurred in violation of this Agreement.

          "Senior Subordinated-Lien Collateral Agent" means, as to any Senior Subordinated-Lien Indebtedness, the collateral agent under the applicable Senior Subordinated-Lien Indebtedness Security Documents.

          "Senior Subordinated-Lien Governing Documents" means each Indenture or other agreement or instrument providing for the issuance or setting forth the terms of any Senior Subordinated-Lien Indebtedness.

          "Senior Subordinated-Lien Indebtedness" means Indebtedness of Goodyear that (a) is secured by Liens permitted under Section 6.06(b), but that is not secured by Liens on any additional assets, (b) constitutes Initial Junior Indebtedness or Designated Junior Obligations under and as defined in the Lien Subordination and Intercreditor Agreement, and the Liens securing which are subordinated under the Lien Subordination and Intercreditor Agreement to the Liens securing the obligations under the First Lien Agreement and the Second Lien Agreement and (c) does not contain provisions inconsistent with the restrictions of Schedule 1.01B. Each of Goodyear's 11% Senior Secured Notes due 2011 and its Senior Secured Floating Rate Notes due 2011 issued on March 12, 2004, and the Indebtedness under the Third Lien Agreement are Senior Subordinated-Lien Indebtedness.

          "Senior Subordinated-Lien Obligations" means, as to any Senior Subordinated-Lien Indebtedness, (a) the principal of and all premium or make-whole amounts, if any, and interest payable in respect of such Senior Subordinated-Lien Indebtedness, (b) any amounts payable under Guarantees of such Senior Subordinated-Lien Indebtedness by Subsidiaries and (c) all other amounts payable by Goodyear or any Subsidiary under such Senior Subordinated-Lien Indebtedness, the applicable Senior Subordinated-Lien Security Documents (to the extent such amounts relate to such Senior Subordinated-Lien Indebtedness) or the applicable Senior Subordinated-Lien Governing Documents.

          "Senior Subordinated-Lien Security Documents" means, as to any Senior Subordinated-Lien Indebtedness, the security agreements, pledge agreements, mortgages and other documents creating Liens on assets of Goodyear and the US Subsidiary Guarantors to secure the applicable Senior Subordinated-Lien Obligations.

          "Specified Asset Sale" means (i) the sale of all or a substantial portion of the assets and liabilities of Goodyear's Engineered Products Division or (ii) the sale of all or a portion of Goodyear's properties in Akron, Summit County, Ohio.

          "Specified Jurisdiction" means The United States of America, Canada, the Federal Republic of Germany, Luxembourg, the Netherlands, the Republic of France and the United Kingdom.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Goodyear or any Subsidiary of Goodyear which, taken as a whole, are customary in an accounts receivable transaction.

          "Stated Maturity" means, with respect to any Indebtedness, the date specified in the documentation governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of Goodyear unless such contingency has occurred). The "Stated Maturity" of the Obligations means the Maturity Date.

          "Statutory Reserves" means, with respect to any currency, the aggregate of the maximum reserve, liquid asset, fee or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal, provided that Statutory Reserves shall not include any such requirements of the Bank of England, the European Central Bank, the European System of Central Banks or any other monetary or other authority to the extent covered by Section 2.20. Such reserve percentages shall, in the case of US Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

          "Subordinated Obligation" of Goodyear or any US Subsidiary Guarantor means any Indebtedness of Goodyear or a US Subsidiary Guarantor (whether outstanding on the Effective Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Obligations. "Subordinated Obligation" of the European J.V. or any Subsidiary Guarantor means any Indebtedness of the European J.V. or such Subsidiary Guarantor (whether outstanding on the Effective Date or thereafter Incurred) (a) that by its terms is subordinate or junior in right of payment to the Obligations or (b) that is not Secured Indebtedness or (c) that is secured subject to an agreement subordinating its Liens to those securing the Obligations.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent's consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of Goodyear (other than Tire & Wheel Assemblies, Inc. at any time when not more than 50% of the Capital Stock or 50% of the voting power are, as of such date, owned or Controlled by Goodyear).

          "Subsidiary Guarantors" means (a) each Borrower (other than the European J.V.), and (b) each J.V. Subsidiary (other than a Borrower) that is, or is required to be, a party to the Guarantee and Collateral Agreement.

          "Swap Agreement" means any agreement in respect of any Hedging Obligations.

          "Swingline Exposure" shall mean, at any time, the sum of the amounts of Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender's ABT Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" shall mean JPMCB, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan" shall mean a Loan made by the Swingline Lender pursuant to Section 2.05.

          "Swingline Rate" means, with respect to any Swingline Loan, (a) the rate at which Euro deposits with interest periods of one day are offered by JPMCB in the London interbank market at the time the Administrative Agent determines such rate on such day, divided by (b) 1.00 minus the Statutory Reserves applicable to such Swingline Loan.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Temporary Cash Investments" means any of the following:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, ratings of A2 or higher from Standard & Poor's and P2 or higher from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States of America or any state thereof which has a short-term deposit rating of A1 from Standard & Poor's and P1 from Moody's and has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution described in clause (c) above;

          (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard & Poor's and Aaa by Moody's and (iii) have portfolio assets of at least $3,000,000,000;

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                                                                              52


          (f) investments of the type and maturity described in clauses (b) through (e) of foreign obligors, which investments or obligor have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies (and with respect to clause (e), are not required to comply with the Rule 2a-7 criteria);

          (g) investments of the type and maturity described in clause (c) in any obligor organized under the laws of a jurisdiction other than the United States that (A) is a branch or subsidiary of a Lender or the ultimate parent company of a Lender under any of the Credit Facilities Agreements (but only if such Lender meets the ratings and capital, surplus and undivided profits requirements of such clause (c)) or (B) carries a rating at least equivalent to the rating of the sovereign nation in which it is located; and

          (h) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by an agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by Standard & Poor's or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency, and (ii) other investments of the type and maturity described in clause (c) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located, provided, however, that the investments permitted under this subclause (ii) shall be made in amounts and jurisdictions consistent with Goodyear's policies governing short-term investments.

          "Third Lien Agreement" means the Third Lien Credit Agreement dated as of April 8, 2005, among Goodyear, certain Subsidiaries of Goodyear party thereto, certain lenders and JPMCB, as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

          "Third Lien Collateral Agreement" means the Collateral Agreement dated as of March 12, 2004, among Goodyear, the Subsidiaries of Goodyear identified therein and Wilmington Trust Company, as collateral agent, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          "Total Assets" of any Subsidiary means (a) in the case of any Subsidiary organized in a Specified Jurisdiction, (i) the total assets of such Subsidiary, excluding Intercompany Items, plus (ii) if the Net Intercompany Items of such Subsidiary shall be positive, the amount of such Net Intercompany Items; and (b) in the case of any other Subsidiary, the total assets of such Subsidiary, excluding Intercompany Items.

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                                                                              53


          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Tranche" shall mean a category of Revolving Commitments and extensions of credit thereunder. For purposes hereof, each of the following composes a separate Tranche: (a) the ABT Commitments, the ABT Loans, the Letters of Credit and the Swingline Loans, taken together, and (b) the German Commitments and the German Loans.

          "Transactions" means the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, the execution, delivery and performance by Goodyear and the Borrowers of this Agreement and by Goodyear, the European J.V., the Subsidiary Guarantors, the US Subsidiary Guarantors and the Grantors, as applicable, of the other Credit Documents, the borrowing of the Loans, the obtaining and use of the Letters of Credit, the creation or continuation of the Liens and Guarantees provided for in the Security Documents and the other transactions contemplated hereby.

          "2006 Indenture Closing Date" means November 21, 2006.

          "2006 Indenture" means the Indenture dated as of November 21, 2006, between Goodyear and Wells Fargo Bank, N.A., as Trustee.

          "Type", when used in reference to any Loan or Borrowing, refers to the basis upon which the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined. Subject to Section 2.14, the Loans and Borrowings hereunder will be "Eurocurrency" Loans and "Eurocurrency" Borrowings, as the rate of interest thereon will be determined by reference to the Adjusted Eurocurrency Rate.

          "Unrestricted Subsidiary" means:

          (a) any Subsidiary of Goodyear that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

          (b) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary of Goodyear (including any newly acquired or newly formed Subsidiary of Goodyear) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Goodyear or any other Subsidiary of Goodyear that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

                    (A) the Subsidiary to be so designated has total
               Consolidated assets of $1,000 or less; or

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                                                                              54


                    (B) if such Subsidiary has total Consolidated assets greater than $1,000, then such designation would be permitted under
               Section 6.02.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x) (1) Goodyear could Incur $1.00 of additional Indebtedness under
Section 6.01(a) or (2) the Consolidated Coverage Ratio for Goodyear and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

          (y) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the foregoing provisions.

          "U.S. Bank Indebtedness" means any and all amounts payable under or in respect of the U.S. Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Goodyear whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

          "U.S. Credit Agreements" means (i) the First Lien Agreement and (ii) the Second Lien Agreement, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

          "US Dollars" or "$" refers to lawful money of the United States of America.

          "US Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

          "US Subsidiary Guarantors" means each US Subsidiary (other than the Excluded Subsidiaries and the Consent Subsidiaries).

          "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, controlled or held by such Person or one or more

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                                                                              55


wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an "ABT Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency ABT Loan"). Borrowings also may be classified and referred to by Class (e.g., an "ABT Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency ABT Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the European J.V. notifies the Administrative Agent that the European J.V. requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the European J.V. and Goodyear that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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                                                                              56


          SECTION 1.05. Currency Translation. (a) [intentionally omitted]

          (b) (i) The Administrative Agent shall determine the Euro Equivalent of any Letter of Credit denominated in US Dollars or Pounds Sterling as of the date of the issuance thereof and as of each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, in each case using the Exchange Rate for the applicable currency in relation to Euros in effect on the date of determination, and each such amount shall be the Euro Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.05(b)(i). The Administrative Agent shall in addition determine the Euro Equivalent of any Letter of Credit denominated in US Dollars or Pounds Sterling as of the CAM Exchange Date as set forth in Section 7.03.

          (ii) The Administrative Agent shall determine the Euro Equivalent of any Borrowing denominated in US Dollars or Pounds Sterling as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to Euros in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the Euro Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.05(b)(ii). The Administrative Agent shall in addition determine the Euro Equivalent of any Borrowing denominated in US Dollars or Pounds Sterling as of the CAM Exchange Date as set forth in Section 7.02.

          (iii) The Euro Equivalent of any LC Disbursement made by any Issuing Bank in US Dollars or Pounds Sterling and not reimbursed by the applicable Borrower shall be determined as set forth in paragraphs (e) or (l) of Section 2.04, as applicable. In addition, the Euro Equivalent of the LC Exposures shall be determined as set forth in paragraph (j) of Section 2.04, at the time and in the circumstances specified therein.

          (iv) The Administrative Agent shall notify the Borrowers, the applicable Lenders and the applicable Issuing Bank of each calculation of the Euro Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each ABT Lender agrees to make ABT Loans to any Borrower from time to time during the ABT Availability Period in Euros, US Dollars or Pounds Sterling in an aggregate principal amount that will not result in (i) such Lender's ABT Credit Exposure exceeding such Lender's ABT Commitment, (ii) the aggregate of the Euro Equivalents of the principal amounts of ABT Borrowings denominated in Pounds Sterling exceeding E50,000,000 or (iii) the portion of the aggregate outstanding ABT Credit Exposures represented by ABT Loans and Swingline Loans to, Letters of Credit for the account of,

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                                                                              57


and LC Disbursements owing by the European J.V. and Lux Tires exceeding E195,000,000, and (b) each German Lender agrees to make German Loans to the German Borrowers from time to time during the German Availability Period in Euros or US Dollars in an aggregate principal amount that will not result in such Lender's German Credit Exposure exceeding such Lender's German Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurocurrency Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the European J.V. on behalf of such Borrower, shall notify the Administrative Agent of such request by telecopy (promptly followed by telephonic confirmation of such request) not later than 2:00 p.m., London time, three Business Days before the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the European J.V. is requesting such Borrowing);

          (ii) whether the requested Borrowing is to be an ABT Borrowing or a German Borrowing;

          (iii) the aggregate amount and currency of the requested Borrowing;

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                                                                              58


          (iv) the date of such Borrowing, which shall be a Business Day;

          (v) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested Borrowing, then the requested Borrower shall be deemed to have selected Euros. If no Interest Period is specified with respect to any requested Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each of the Borrowers may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in US Dollars, Euros or Pounds Sterling for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the ABT Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower, or the European J.V. on behalf of such Borrower, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the applicable Borrower, or the European J.V. on behalf of such Borrower, also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that create Liens securing the obligations of the Borrower thereunder or that are inconsistent with the provisions of this Agreement shall be of no force or effect. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of

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                                                                              59


each Letter of Credit the applicable Borrower and the European J.V. shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate amount of the ABT Credit Exposures shall not exceed the aggregate amount of the ABT Commitments, (ii) the LC Exposure shall not exceed E50,000,000, (iii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank, and (iv) the portion of the aggregate outstanding ABT Credit Exposures represented by ABT Loans and Swingline Loans to, Letters of Credit for the account of, and LC Disbursements owing by the European J.V. and Lux Tires shall not exceed E195,000,000. The Administrative Agent agrees, at the request of any Issuing Bank, to provide information to such Issuing Bank as to the aggregate amount of the ABT Credit Exposures, the LC Exposures and the ABT Commitments.

          (c) Expiration Date. Each Letter of Credit shall have an expiration date at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Maturity Date. Any Letter of Credit may provide by its terms that it may be extended for additional successive one-year periods on terms reasonably acceptable to the applicable Issuing Bank (but subject to the proviso in the next sentence). Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 60 days prior to the then current expiration date of such Letter of Credit, provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Maturity Date.

          (d) Participations. Effective with respect to each Letter of Credit (and each amendment to a Letter of Credit increasing the amount thereof) upon the issuance (or increase) thereof, and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank hereby grants to each ABT Lender, and each ABT Lender hereby acquires from such Issuing Bank, a participation in each Letter of Credit equal to such Lender's ABT Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each ABT Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's ABT Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or such Lender's ABT Applicable Percentage of any reimbursement payment in respect of an LC Disbursement required to be refunded to any Borrower for any reason (or if such LC Disbursement or reimbursement payment was made in US Dollars or Pounds Sterling, the Euro Equivalent thereof using the LC Exchange Rate in effect on the applicable LC Participation Calculation Date). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter

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                                                                              60


of Credit or the occurrence and continuance of a Default or any reduction of its ABT Commitment or the aggregate amount of the ABT Commitments.

          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency in which such LC Disbursement is made, not later than 1:30 p.m., London time, on the second Business Day following the date on which such Borrower or the European J.V. shall have received notice of such LC Disbursement; provided that, if such LC Disbursement is denominated in Euros and is at least equal to the Borrowing Minimum for Swingline Loans but not greater than the amount then available to be borrowed as a Swingline Borrowing for the purposes of this Section 2.04(e), unless the applicable Borrower, or the European J.V. on its behalf, shall have notified the Administrative Agent to the contrary not later than 10:00 a.m., London time, on the Business Day next following the date on which such Borrower or the European J.V. shall have been notified of such LC Disbursement, the applicable Borrower will be deemed to have requested in accordance with Section 2.05 that such payment be financed with a Swingline Borrowing on such Business Day in an equivalent amount and, to the extent the condition precedent to such Swingline Borrowing set forth in Section 4.02(b) is satisfied, such Borrower's obligation to make such payment shall be discharged with the proceeds of the requested Swingline Borrowing. If the applicable Borrower fails to make such payment when due and such Borrower is not entitled to make a Swingline Borrowing in the amount of such payment, (A) if such payment relates to a Letter of Credit denominated in US Dollars or Pounds Sterling, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Euro Equivalent, calculated using the LC Exchange Rates on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each ABT Lender of such LC Disbursement, the Euro Equivalent of the payment then due from such Borrower in respect thereof and such Lender's ABT Applicable Percentage thereof, and each ABT Lender shall pay to the Administrative Agent on the date such notice is received its ABT Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to ABT Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the ABT Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the ABT Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that ABT Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. No payment made by an ABT Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Swingline Loans as contemplated above) shall constitute a Loan or relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If the reimbursement by a Borrower of, or obligation to reimburse, any amounts in US Dollars or Pounds Sterling would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty,

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                                                                              61


ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Euros, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the applicable Issuing Bank or Lender or (y) reimburse in Euros each LC Disbursement made in US Dollars or Pounds Sterling, in an amount equal to the Euro Equivalent, calculated using the applicable LC Exchange Rate on the date such LC Disbursement is reimbursed (or on the applicable LC Participation Calculation Date, if such date shall have occurred), of such LC Disbursement.

          (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any claim or defense against the beneficiary of any Letter of Credit, any transferee of any Letter of Credit, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including the underlying transaction between any Borrower or any J.V. Subsidiary and the beneficiary of any Letter of Credit),
(v) the occurrence of any Default or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense against, or provide a right of setoff against, any Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any damages suffered by such Borrower or any Lender that are caused by such Issuing Bank's gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, acting in good faith, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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                                                                              62


          (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement or (ii) relieve any Lender's obligation to acquire participations as required pursuant to paragraph (d) of this Section 2.04.

          (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in Euros, and at all times following the conversion to Euros of an LC Disbursement made in US Dollars or Pounds Sterling pursuant to paragraph (e) or (l) of this Section, at the Swingline Rate plus 2.00% per annum, (ii) in the case of any LC Disbursement denominated in US Dollars, at all times prior to its conversion to Euros pursuant to paragraph (e) or (l) of this Section, at the Alternate Base Rate (as defined in the First Lien Agreement) plus 2.00% per annum, and (iii) in the case of any LC Disbursement denominated in Pounds Sterling, at all times prior to its conversion to Euros pursuant to paragraph
(e) or (l) of this Section, a rate per annum reasonably determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus 2.00% per annum; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the accounts of the ABT Lenders to the extent of such payment.

          (i) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the European J.V., the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an

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                                                                              63


Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the earlier of (i) the third Business Day after the European J.V. shall receive notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph and (ii) the date on which the maturity of the Loans shall be accelerated or the ABT Commitments terminated, the Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit and (ii) the aggregate amount of all unreimbursed LC Disbursements and all interest accrued and unpaid thereon. Amounts payable under the preceding sentence in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in US Dollars or Pounds Sterling in respect of which the applicable Borrower's reimbursement obligations have been converted to obligations in Euros as provided in paragraph
(e) above and interest accrued thereon shall be payable in Euros. The obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account or accounts. Other than any interest earned on the investment of such deposits, which investment shall be in Temporary Cash Investments and shall be made in the discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account or accounts. Moneys in such account or accounts shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing more than 50% of the LC Exposures and the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral under this paragraph, then (1) if the maturity of the Loans has not been accelerated and the LC Exposure shall be reduced to an amount below the amount so deposited, the Administrative Agent will return to the Borrowers any excess of the amount so deposited over the LC Exposure and (2) such amount (to the extent not applied as provided above in this paragraph) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

          (k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or

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                                                                              64


extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement,
(iii) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and
(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

          (l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in US Dollars or Pounds Sterling (other than amounts in respect of which the Borrowers have deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this
Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in US Dollars or Pounds Sterling and (iii) of each Lender's participation in any Letter of Credit denominated in US Dollars or Pounds Sterling under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Euro Equivalent, calculated using the LC Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Euros at the rates otherwise applicable hereunder.

          SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the ABT Availability Period in Euros in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding E25,000,000, or, for the purposes of a Swingline Borrowing to reimburse an LC Disbursement as contemplated by Section 2.04(e), exceeding E50,000,000, (ii) the aggregate amount of the ABT Credit Exposures exceeding the aggregate amount of the ABT Commitments, or (iii) the portion of the aggregate outstanding ABT Credit Exposures represented by ABT Loans and Swingline Loans to, Letters of Credit for the account of, and LC Disbursements owing by the European J.V. and Lux Tires exceeding E195,000,000, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding

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                                                                              65


Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 11:00 a.m., London time, on the day of such proposed Swingline Loan; provided that if at any time an LC Disbursement denominated in Euros shall be made in an amount at least equal to the Borrowing Minimum for Swingline Loans but not greater than the amount then available to be borrowed as a Swingline Borrowing for purposes of Section 2.04(e), a notice of a Swingline Borrowing to finance the reimbursement of such LC Disbursement shall be deemed to have been timely given as contemplated by Section 2.04(e) unless the applicable Borrower, or the European J.V. on behalf of such Borrower, shall have given notice to the contrary to the Administrative Agent, or shall have repaid such LC Disbursement, not later than 10:00 a.m., London time, on the Business Day next following the date on which such Borrower or the European J.V. shall have been notified of such LC Disbursement. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower or by the European J.V. on behalf of such Borrower. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan, which shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan to be made by it available to the applicable Borrower by means of a credit to an account of such Borrower maintained with the Swingline Lender by 3:00 p.m., London time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, London time, on any Business Day (each date on which such notice is given, a "Notice Date") require the ABT Lenders to acquire participations on the second Business Day after the Notice Date in all or a portion of the outstanding Swingline Loans, and such Swingline Loans shall be continued on the second Business Day after the Notice Date as a Eurocurrency Borrowing having an Interest Period of one week's duration; provided that the Swingline Lender shall not give such notice to the Administrative Agent unless it shall have first given the applicable Borrower notice by 2:00 p.m., London time, on the Business Day immediately preceding the Notice Date of its intent to give such notice to the Administrative Agent and the applicable Borrower shall not have given the Swingline Lender notice by 9:00 a.m., London time, on the Notice Date that it agrees to repay such Swingline Loans on or prior to the second Business Day after the Notice Date. Such notice shall specify the aggregate amount of Swingline Loans in which ABT Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each ABT Lender, specifying in such notice such Lender's ABT Percentage of such Swingline Loan or Swingline Loans. Each ABT Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's ABT Percentage of such Swingline Loan or Swingline

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                                                                              66


Loans. Each ABT Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each ABT Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the ABT Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the ABT Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the ABT Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan (other than a Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., London time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request (which account, in the case of Lux Tires, shall be an account held by Lux Tires outside of the Grand Duchy of Luxembourg); provided that Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. The Administrative Agent will transfer the applicable funds to the applicable Borrower by 2:00 p.m., London time, that have been transferred by Lenders to the Administrative Agent in respect of Loans made by such Lenders on the proposed date of a Borrowing.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such

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                                                                              67


event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. It is agreed that no payment by any Borrower under this paragraph will be subject to any break-funding payment under
Section 2.16.

          SECTION 2.07. Continuation of Borrowings. (a) Each Revolving Borrowing shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to continue such Borrowing, and may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make a continuation pursuant to this Section, the European J.V. on behalf of the applicable Borrower, shall notify the Administrative Agent of such continuation by telephone by the time that a Borrowing Request would be required under Section 2.03. Each such telephonic Continuation Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Continuation Request signed by the European J.V. on behalf of the applicable Borrower.

          (c) Each telephonic and written Continuation Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Continuation Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Continuation Request, which shall be a Business Day; and

          (iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Continuation Request does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

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                                                                              68


          (d) Promptly following receipt of a Continuation Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Continuation Request with respect to a Eurocurrency Borrowing on or prior to the third Business Day preceding the end of the Interest Period applicable thereto (and does not by such time notify the Administrative Agent that it intends to prepay such Eurocurrency Borrowing at the end of such Interest Period), then such Borrowing shall be repaid at the end of the Interest Period applicable thereto. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the European J.V., then, so long as an Event of Default is continuing each Eurocurrency Borrowing shall be continued at the end of the Interest Period applicable thereto as a Eurocurrency Borrowing with an Interest Period of one month's duration.

          SECTION 2.08. Termination of Commitments; Reductions of Commitments.
(a) Unless previously terminated, the Revolving Commitments and each LC Commitment shall terminate on the Maturity Date.

          (b) The European J.V. may at any time terminate, or from time to time reduce, the Revolving Commitments of any Tranche; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of E1,000,000 and not less than E5,000,000, (ii) the European J.V. shall not terminate or reduce the ABT Commitments if, after giving effect to any concurrent prepayment of the ABT Loans in accordance with Section 2.11, the aggregate amount of the ABT Credit Exposures would exceed the aggregate amount of the ABT Commitments and (iii) the European J.V. shall not terminate or reduce the German Commitments if, after giving effect to any concurrent prepayment of the German Loans in accordance with Section 2.11, the aggregate amount of the German Credit Exposures would exceed the aggregate amount of the German Commitments.

          (c) The European J.V. shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Tranche under paragraph
(b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the European J.V. pursuant to this Section shall be irrevocable; provided that a notice of termination of all the Revolving Commitments under any Tranche delivered by the European J.V. may state that such notice is conditioned upon the effectiveness of other credit facilities or financings, in which case such notice may be revoked by the European J.V. (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Tranche shall be permanent. Each reduction of the Commitments of any Tranche shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Tranche.

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                                                                              69


          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Borrowing of such Borrower on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the 10th Business Day after such Swingline Loan is made; provided, however, that on each date that an ABT Borrowing is made, the Borrowers shall repay all Swingline Loans that are outstanding on the date such ABT Borrowing is made. The Borrowers will repay the principal amount of each Loan and the accrued interest thereon in the currency of such Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made or held by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement or prevent any Borrower's obligations in respect of Loans from being discharged to the extent of amounts actually paid in respect thereof.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit C-1 hereto, in the case of ABT Loans, or Exhibit C-2 hereto, in the case of German Loans. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. [intentionally omitted]

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                                                                              70


          SECTION 2.11. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

          (b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the total Revolving Commitments, or the sum of the Revolving Credit Exposures under any Tranche exceeds the sum of the Commitments under such Tranche, the European J.V. shall (and/or shall cause other Borrowers to) prepay Revolving Borrowings, or Revolving Borrowings of the applicable Tranche, in an aggregate amount equal to such excess, and in the event that after such prepayment of Borrowings any such excess shall remain, the European J.V. shall (and/or shall cause other Borrowers to) deposit cash in an amount equal to such excess as collateral for the reimbursement obligations of the Borrowers in respect of Letters of Credit. Any cash so deposited (and any cash previously deposited pursuant to this paragraph) with the Administrative Agent shall be held in an account over which the Administrative Agent shall have dominion and control to the exclusion of the Borrowers and their Subsidiaries, including the exclusive right of withdrawal. Other than any interest earned on the investment of such deposits, which investment shall be in Temporary Cash Investments and shall be made in the discretion of the Administrative Agent (or, at any time when no Default or Event of Default has occurred and is continuing, shall be made at the direction of the European J.V.) and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers have provided cash collateral to secure the reimbursement obligations of the Borrowers in respect of Letters of Credit, then, so long as no Event of Default shall exist, such cash collateral shall be released to the Borrowers if so requested by the European J.V. at any time if and to the extent that, after giving effect to such release, the aggregate amount of the ABT Credit Exposures would not exceed the aggregate amount of the ABT Commitments.

          (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the European J.V. shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

          (d) The European J.V. shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 3:00 p.m., London time, three Business Days before the date of prepayment; provided that (i) if the Borrowers shall be required to make any prepayment hereunder by reason of Section 2.11(b), such notice shall be delivered not later than the time at which such prepayment is made and (ii) in the case of a prepayment of a Swingline Loan, such notice shall be delivered not later than 12:00 noon, London time, on the date of prepayment. Each such

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notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments under any Tranche as contemplated by
Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 2.11(b)) shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in
Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees. (a) The European J.V. agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.625% per annum on the daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, an ABT Commitment of a Lender shall be deemed to be used to the extent of the outstanding ABT Loans and LC Exposure of such Lender (but not the Swingline Exposure of such Lender, which shall be disregarded for such purpose prior to the acquisition by such Lender of a participation therein pursuant to Section 2.05(c)).

          (b) The European J.V. agrees to pay (i) to the Administrative Agent, for the account of each ABT Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate of 2.00% per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's ABT Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Goodyear and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date the LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third

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Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the ABT Commitments terminate and any such fees accruing after the date on which the ABT Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days (or, in the case of Letters of Credit denominated in Pounds Sterling, 365 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Goodyear agrees to pay (or to cause the European J.V. to pay) to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between Goodyear and the Administrative Agent.

          (d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, where applicable, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Revolving Loans comprising each Revolving Borrowing shall bear interest at the applicable Adjusted Eurocurrency Rate plus 2.00% per annum. Swingline Loans shall bear interest at the Swingline Rate plus 2.00% per annum.

          (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the interest rate that would have applied had such amount, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods of one month's duration.

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments of the applicable Tranche; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

          (d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest on Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted

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Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Eurocurrency Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Majority Lenders that the applicable Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof (an "Unavailability Notice") to the European J.V. and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the European J.V. and the Lenders that the circumstances giving rise to such notice no longer exist, the rate of interest that shall apply to such Borrowing shall be such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus 2.00%. If an Unavailability Notice is delivered in respect of any Borrowing, the applicable Borrower may elect by notice to the Administrative Agent to revoke its request that such Borrowing be made or continued, in which event Section 2.16 shall not apply (except that Lenders shall be entitled to receive their actual out-of-pocket losses, costs and expenses, if any, in connection with such Borrowing not being made or continued).

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether

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of principal, interest or otherwise) in each case by an amount deemed by such
Lender or Issuing Bank, as the case may be, to be material, then the applicable Borrower (being the Borrower in respect of the affected Commitments, Loans or Letters of Credit) will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has had or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, in each case by an amount deemed by such Lender or such Issuing Bank to be material as a consequence of this Agreement or the Commitment of such Lender or the Loans or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company would have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the applicable Borrower (being the Borrower in respect of the affected Commitments, Loans or Letters of Credit) will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the European J.V. The applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the European J.V. in good faith.

          (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the European J.V. of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Loan on the date specified in any

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notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (c) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the European J.V. pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrower of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the European J.V. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the European J.V. in good faith.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or any other Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of such Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Issuing Bank, Swingline Lender or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (and such Borrower or such Credit Party shall pay or Goodyear shall cause such Credit Party to pay such increased amount), (ii) such Borrower or such other Credit Party shall make such deductions and (iii) such Borrower or such other Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The relevant Borrower shall indemnify the Administrative Agent, each Issuing Bank, Swingline Lender and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Issuing Bank, Swingline Lender or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any other Credit Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to

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                                                                              76


amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the European J.V. by a Lender, or Issuing Bank or the Swingline Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank or the Swingline Lender shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Credit Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax under any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the European J.V. (with a copy to the Administrative Agent), at the time such Foreign Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the European J.V. as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the European J.V. advising it of the availability of such exemption or reduction and supplying all applicable documentation; and provided further that no such written notice shall be required with respect to the applicable IRS Form W-8 a Foreign Lender is required to deliver to Goodyear to permit payments to be made without withholding of U.S. Federal income tax (or at a reduced rate of U.S. withholding tax).

          (f) Any Lender that is entitled to an exemption from withholding tax under the law of any jurisdiction in which a Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the European J.V. for the account of the relevant Borrower (with a copy to the Administrative Agent), at the time such Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the European J.V. as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the European J.V. advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Except as required or permitted under Section 2.06, 2.15, 2.16, 2.17, 2.19 or 9.03, each Borrowing, each payment or prepayment of principal of any Borrowing or of any LC Disbursement, each payment of interest on the Loans, each payment of fees (other than fees payable to the Issuing Banks), each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro

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                                                                              77


rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or LC Exposures). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Euro amount.

          (b) The relevant Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17 or otherwise) prior to 1:00 p.m., London time, on the date when due, in immediately available funds, without setoff, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified by the Administrative Agent for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the European J.V., except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.19 and
9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person in appropriate ratable shares to the appropriate recipient or recipients promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Euros, except as otherwise expressly provided. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC

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Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans. If any such participations are purchased pursuant to the preceding sentence and all or any portion of the payments giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Commitment or any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the European J.V. or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (e) Unless the Administrative Agent shall have received notice from the European J.V. prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, and to pay interest thereon, for each day from and including the date such amount shall have been distributed to it to but excluding the date of payment to or recovery by the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (f) If any Lender shall fail to make any payment required to be made by it hereunder for the account of the Administrative Agent, any Issuing Bank or any Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations in respect of such payment until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to

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designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The European J.V. hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender shall become the subject of any insolvency or similar proceeding or filing or default in its obligation to fund Loans hereunder, then the European J.V. may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the European J.V. shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrowers, as the case may be and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. If any Lender shall become the subject of any insolvency or similar proceeding or filing, then the European J.V., if requested to do so by any Issuing Bank, shall use commercially reasonable efforts (which shall not include the payment of any compensation) to identify an assignee willing to purchase and assume the interests, rights and obligations of such Lender under this Agreement and to require such Lender to assign and delegate all such interests, rights and obligations to such assignee in accordance with the preceding sentence.

          SECTION 2.20. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loans at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit H hereto, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.15) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

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                                                                              80


          (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Mandatory Costs Rate) in respect of any of such Lender's Loans such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.15) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, acting in good faith, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loans, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to such Lender on each date on which interest is payable for such Loans.

                                   ARTICLE III

                         Representations and Warranties

          Goodyear represents and warrants to the Lenders as to itself and the Subsidiaries, the European J.V. represents and warrants to the Lenders as to itself and the J.V. Subsidiaries and each other Borrower represents and warrants to the Lenders as to itself and its subsidiaries that:

          SECTION 3.01. Organization; Powers. Goodyear and each of the other Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Change, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. Each Subsidiary of Goodyear other than the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except for failures that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Borrower and each other Credit Party are within such Borrower's or

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                                                                              81


such Credit Party's powers and have been duly authorized. This Agreement has been duly executed and delivered by Goodyear and each Borrower and constitutes, and each other Credit Document to which any Credit Party is or is to be a party constitutes or, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of Goodyear, such Borrower or such Credit Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. (a) Except to the extent that no Material Adverse Change would be materially likely to result, the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are required to perfect Liens created under the Security Documents and such as have been obtained or made and are in full force and effect, (ii) do not and will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Goodyear or any of the Subsidiaries or any order of any Governmental Authority, (iii) do not and will not violate or result in a default under any indenture, agreement or other instrument binding upon Goodyear or any of the Subsidiaries or any of their assets and (iv) do not and will not result in the creation or imposition of any Lien on any asset of Goodyear or any of the Subsidiaries, except Liens created under the Credit Documents.

          (b) The incurrence of each Loan, Letter of Credit and LC Disbursement, each Guarantee thereof under the Credit Documents and each Lien securing any of the Obligations, is permitted under the Junior Lien Indenture and each other indenture or other agreement governing any Senior Subordinated-Lien Indebtedness in effect at the time of such incurrence.

          SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The European J.V. has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2006, reported on by PricewaterhouseCoopers, independent public accountants. Goodyear has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2006. Such financial statements of the European J.V. and Goodyear present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the European J.V. and its Consolidated Subsidiaries and Goodyear and its Consolidated Subsidiaries, respectively, as of such dates and for such fiscal year in accordance with GAAP.

          (b) Except as disclosed in the Disclosure Documents, since December 31, 2006, there has been no event or condition that constitutes or would be materially likely to result in a Material Adverse Change, it being agreed that a reduction in any rating relating to Goodyear issued by any rating agency shall not, in and of itself, be an event or condition that constitutes or would be materially likely to result in a Material Adverse

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                                                                              82


Change (but that events or conditions underlying or resulting from any such reduction may constitute or be materially likely to result in a Material Adverse Change).

          (c) Except as disclosed in the Disclosure Documents, since December 31, 2006, there has been no event or condition that constitutes or would be materially likely to result in a material adverse change in or effect on the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of the European J.V. and the J.V. Subsidiaries, taken as a whole.

          SECTION 3.05. Litigation and Environmental Matters. (a) Except as set forth in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of Goodyear, threatened against or affecting Goodyear or any of the Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined would be materially likely, individually or in the aggregate, to result in a Material Adverse Change or (ii) as of the Effective Date, that involve the Credit Documents or the Transactions.

          (b) Except as set forth in the Disclosure Documents, and except with respect to matters that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change, neither Goodyear nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.06. Compliance with Laws and Agreements. Each of Goodyear and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change. No Event of Default has occurred and is continuing.

          SECTION 3.07. Investment Company Status. Neither Goodyear nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

          SECTION 3.08. ERISA. Except as disclosed in the Disclosure Documents, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would be materially likely to result in a Material Adverse Change.

          SECTION 3.09. Disclosure. None of the reports, financial statements, certificates or other written information referred to in Section 3.04 or delivered after the date hereof by or on behalf of any Credit Party to the Administrative Agent, the

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                                                                              83


Collateral Agent or any Lender pursuant to Section 5.01 (taken together with all other information so furnished and as modified or supplemented by other information so furnished) contained or will contain, in each case as of the date delivered, any material misstatement of fact or omitted or will omit to state in each case as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward looking information, Goodyear, the European J.V. and the other Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.10. Subsidiaries. Schedule 3.10 sets forth (a) the name and jurisdiction of organization of, and the ownership interest of the European J.V. and its Subsidiaries in, each J.V. Subsidiary, and (b) identifies each J.V. Subsidiary that is a Principal European Subsidiary or a J.V. Loan Party or both, in each case as of the Effective Date. Each J.V. Subsidiary with Total Assets greater than $10,000,000 as of December 31, 2006, is set forth on Schedule 4.01(i).

          SECTION 3.11. Security Interests. (a) The existing Security Agreements and the Security Agreements executed and delivered on the Effective Date, together with (i) the actions taken on the Effective Date pursuant to Section
4.01 and (ii) the actions required to be taken after the Effective Date pursuant to Schedule 4.01 will, subject only to filings and similar actions that may be taken by the Collateral Agent without the delivery of any further documents or the taking of any further actions by any Credit Party, be effective under applicable law to create or continue in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of the Secured Parties, as the case may be), to the extent contemplated by the Security Agreements, a valid and enforceable security interest in all the Applicable Assets of each Grantor (other than Consent Assets of the J.V. Subsidiaries). The exclusion of the Consent Assets of the J.V. Subsidiaries from the Collateral does not materially reduce the aggregate value of the Collateral.

          (b) None of the written information relating to the Collateral delivered by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to any provision of any Credit Document is or will be incorrect when delivered in any respect material to the rights or interests of the Lenders under the Credit Documents.

          SECTION 3.12. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
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                                                                              84


                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02).

          (a) The Administrative Agent (or its counsel) shall have received from Goodyear, each Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks, and each Lender either (i) counterparts of the Amendment and Restatement Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Amendment and Restatement Agreement) that each such party has signed a counterpart of the Amendment and Restatement Agreement, and from each Revolving Lender under the Existing Credit Agreement either (i) counterparts of the Master Assignment Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Master Assignment Agreement) that each such party has signed a counterpart of the Master Assignment Agreement.

          (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders and dated the Effective Date) of (i) Covington & Burling LLP, counsel for Goodyear, substantially in the form of Exhibit E-1, (ii) the General Counsel, the Associate General Counsel or an Assistant General Counsel of Goodyear, substantially in the form of Exhibit E-2, and (iii) each of the counsel set forth in Schedule 4.01(b), in each case in a form satisfactory to the Administrative Agent, and, in the case of each opinion referred to in this paragraph (b), covering such other matters relating to the Credit Parties, the Credit Documents or the Transactions as the Administrative Agent or the Majority Lenders shall reasonably request.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization by the Credit Parties of the Transactions and any other legal matters relating to Goodyear, the Borrowers, the other Credit Parties, the Credit Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Effective Date and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and the European J.V. to that effect.

          (e) Goodyear, the Borrowers and the other Credit Parties shall be in compliance with all the terms and provisions set forth herein and in the other Credit Documents in all material respects on their part to be observed or performed, and at the time of and immediately after the Effective Date, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and the European J.V. to that effect.

          (f) The Administrative Agent shall have received all fees and other amounts due and payable or accrued on or prior to the Effective Date hereunder or under the Existing Credit Agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the European J.V. or Goodyear hereunder.

          (g) Each Term Lender (as defined in the Existing Credit Agreement) shall have received payment in full of the principal of and interest accrued on each Term Loan (as defined in the Existing Credit Agreement) held by it and all other amounts owing to it or accrued for its account under the Existing Credit Agreement.

          (h) [intentionally omitted].

          (i) All outstanding Capital Stock of any J.V. Subsidiary directly owned by any Grantor at such time (other than Capital Stock in any Subsidiary with Total Assets not greater than $10,000,000 as of December 31, 2006), which J.V. Subsidiaries are set forth on Schedule 4.01(i), shall have been pledged or otherwise encumbered pursuant to Security Agreements to secure the Applicable Secured Obligations of such Grantor.

          (j) All Security Agreements referred to in the final closing checklist distributed by counsel for the Agents prior to the execution of this Agreement shall have been executed and delivered by the parties thereto, all other actions referred to in such closing checklist shall have been taken, and the Collateral Agent shall have received all documents referred to in such closing checklist.

          The collateral requirements set forth above in this Section 4.01 are subject to any modifications thereto that the Administrative Agent and Goodyear may agree upon in light of general statutory limitations, "thin capitalization" rules, corporate interest or similar principles or applicable laws or regulations. In addition, the Collateral Agent may enter into agreements with the European J.V. to grant extensions of time for the creation or perfection of security interests in or the delivery of surveys, title insurance, legal opinions or other documents with respect to particular assets (including extensions beyond the Effective Date for the creation and perfection of security interests in the assets of the Grantors on such date) where it determines that creation or perfection cannot be accomplished or such documents cannot be delivered without undue effort or expense by the Effective Date or any later date on which they are required to be accomplished or delivered under this Agreement or the Security Documents. Any failure of the European

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                                                                              86


J.V. to satisfy a requirement of any such agreement by the date specified therein (or any later date to which the Collateral Agent may agree) shall constitute a breach of the provision of this Agreement or the Security Document under which the original requirement was applicable. Without limiting the foregoing, it is anticipated that the actions listed on Schedule 4.01 will not have been completed by the Effective Date, and the European J.V. covenants and agrees that each of such actions will be completed by the date specified for such action in such Schedule 4.01 (or any later date to which the Collateral Agent may agree) and that the European J.V. will comply with all of the undertakings set forth in Schedule 4.01.

          The Loans made, the application of the proceeds thereof and the termination of existing Indebtedness on the Effective Date shall be deemed to occur as set forth in the Amendment and Restatement Agreement.

          The Administrative Agent shall notify the European J.V. and the Lenders of the Effective Date in writing, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., London time, on April 30, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. (a) The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of an outstanding Borrowing and other than a Swingline Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e)) and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit), shall be subject to the satisfaction of the following conditions:

          (i) The representations and warranties of Goodyear, the European J.V. and each other Borrower set forth in this Agreement and in the other Credit Documents (insofar as the representations and warranties in such other Credit Documents relate to the transactions provided for herein or to the Collateral securing the Obligations) shall be true and correct in all respects material to the rights or interests of the Lenders or the Issuing Banks under the Credit Documents on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (ii) At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing and no breach of the delivery requirements of Section 5.01(a) or (b) shall have occurred and be continuing.

          (b) The obligation of the Swingline Lender to make a Swingline Loan on the occasion of any Borrowing to reimburse an LC Disbursement made pursuant to

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                                                                              87


Section 2.04(e) shall be subject to the satisfaction of the condition that at the time of and immediately after giving effect to such Borrowing, no Event of Default shall have occurred and be continuing.

          (c) Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Goodyear, the European J.V. and each other Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of subsection (a) above or in subsection (b) above, as the case may be.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Goodyear and the European J.V. and each other Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. Each of Goodyear and the European J.V. will furnish to the Administrative Agent and each
Lender:

          (a) as soon as available and in any event within 110 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized international standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Goodyear and its Consolidated Subsidiaries or of the European J.V. and its Consolidated Subsidiaries, as the case may be, in accordance with GAAP consistently applied;

          (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Goodyear and its Consolidated Subsidiaries or the European J.V. and its consolidated J.V. Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2007, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Goodyear or the European J.V., as the case may be, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with Section 6.09 at the end of the period to which such financial statements relate and for each applicable period then ended, and
     (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered under clause (a) above (or, prior to the delivery of any such financial statements, since December 31, 2006) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) in the case of Goodyear, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Goodyear or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Goodyear to its shareholders generally, as the case may be;

          (e) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2007, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, and at such other times as Goodyear may determine, a certificate of a Financial Officer of Goodyear identifying each US Subsidiary and each J.V. Subsidiary formed or acquired after the Effective Date and not previously identified in a certificate delivered pursuant to this paragraph, stating
     (i) whether each such US Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such US Subsidiary as a Consent Subsidiary, and (ii) whether each such J.V. Subsidiary is a Principal European Subsidiary and, if so, whether such Principal European Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such Principal European Subsidiary as a Consent Subsidiary;

          (f) from time to time, all information and documentation required to be delivered under any provision of any Security Agreement and each year, at the time of delivery of annual financial statements under Section 5.01(a), a certificate executed on behalf of the European J.V. by a Financial Officer and the chief legal officer of the European J.V. setting forth information sufficient to enable the Lenders to determine whether the requirements of Section 5.08 have been met at such time;

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                                                                              89


          (g) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2007, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of each of Goodyear and the European J.V. certifying that the requirements of Section 5.08 have been satisfied in all material respects;

          (h) promptly upon becoming available, quarterly and annual financial statements for GDTG prepared in the ordinary course of business; and

          (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Goodyear, the European J.V. or any other Subsidiary, or compliance with the terms of this Agreement or the other Credit Documents, or the perfection of the security interests created by the Security Documents, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that Goodyear shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

          SECTION 5.02. Notices of Defaults. Goodyear will furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the occurrence of any Default, together with a statement of a Financial Officer or other executive officer of Goodyear setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be materially likely, individually or in the aggregate for all such failures, to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.08.

          SECTION 5.04. Maintenance of Properties. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, keep and maintain all its property in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not, individually or in the aggregate, be materially likely to result in a Material Adverse

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                                                                              90


Change (it being understood that the foregoing shall not prohibit any sale of any assets permitted by Section 6.04).

          SECTION 5.05. Books and Records; Inspection and Audit Rights. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, keep books of record and account sufficient to enable each of Goodyear and the European J.V. to prepare the financial statements and other information required to be delivered under Section 5.01. Each of Goodyear, the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent (or by any Lender acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties (accompanied by a representative of Goodyear or the European J.V.) and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

          SECTION 5.06. Compliance with Laws. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, comply with all laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

          SECTION 5.07. Insurance. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations, except to the extent the failure to do so would not be materially likely to result in a Material Adverse Change. Goodyear will furnish to the Administrative Agent or any Lender, upon request, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Guarantees and Collateral. (a) In the event that there shall at any time exist any Principal European Subsidiary (other than a Consent Subsidiary) or any US Subsidiary (other than an Excluded Subsidiary or Consent Subsidiary) that shall not be a party to the Guarantee and Collateral Agreement, Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, deliver to the Collateral Agent such information as the Collateral Agent shall have reasonably requested and a supplement to the Guarantee and Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Principal European Subsidiary or US Subsidiary, as the case may be, pursuant to which such Principal European Subsidiary or such US Subsidiary, as the case may be, will become a party to the Guarantee and Collateral Agreement and, in the case of a Principal European Subsidiary, a European Facilities Guarantor and European Facilities Grantor, or in the case of such US Subsidiary, a US Guarantor, in each case as defined in the Guarantee and Collateral Agreement; provided that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear

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                                                                              91


has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing a Guarantee of any of the Obligations, or (ii) based upon the advice of German counsel, that the applicable law of Germany would prohibit any Principal European Subsidiary formed or acquired after the Effective Date and organized under the laws of the Germany from duly authorizing a Guarantee of any of the Obligations, such Principal European Subsidiary shall not be required to become a party to the Guarantee and Collateral Agreement. Notwithstanding the foregoing, no Subsidiary will be required to take any action pursuant to this paragraph (a) if (i) such Subsidiary shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur.

          (b) In the event that any Grantor shall at any time directly own any Capital Stock of any J.V. Subsidiary (in each case other than (i) Capital Stock in any Subsidiary with Total Assets not greater than $10,000,000 as of December 31, 2006, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b),
(ii) Capital Stock in any Excluded Subsidiary or Consent Subsidiary and (iii) Capital Stock already pledged in accordance with this paragraph or Section 4.01), Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Capital Stock to be pledged under a Security Agreement and, to the extent that the Collateral Agent determines that possession of any certificates representing any such Capital Stock would provide any benefit in respect of priority or otherwise under applicable law and requests delivery, cause to be delivered to the Collateral Agent any certificates representing such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that no Grantor shall be required to pledge any Capital Stock in any Subsidiary organized under the laws of a jurisdiction other than the Federal Republic of Germany, the Netherlands, Luxembourg, the Republic of France, the United Kingdom or the Republic of Slovenia if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined, on the basis of reasonable inquiries in the jurisdiction of such Person, that such pledge would affect materially and adversely the ability of such Person to conduct its business in such jurisdiction. In the event that the tire manufacturing facilities of SAVA shall at any time be held by any Person other than SAVA, all the Capital Stock in such other Person shall be pledged under a Security Agreement.

          (c) In the event that any Grantor shall at any time own any Applicable Assets (other than Consent Assets and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement) consisting of real property with a book value of $10,000,000 or more, the European J.V. will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets to be mortgaged or otherwise encumbered pursuant to one or more Security Agreements

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reasonably acceptable to the Collateral Agent and such Grantor to secure the
Applicable Secured Obligations of such Grantor. In the event that, at the end of any fiscal quarter, the Grantors, taken together, shall own any Applicable Assets (other than Consent Assets, Capital Stock in Subsidiaries and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement) with an aggregate book value greater than $50,000,000 that shall not have been pledged, mortgaged or otherwise encumbered pursuant to the Security Agreements, the European J.V. will, promptly after the delivery of financial statements under Section 5.01(a) or (b) with respect to such fiscal quarter, notify the Collateral Agent and will, within 30 days, (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets (other than assets that in the aggregate are not material) to be pledged, mortgaged or otherwise encumbered by the Grantors pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and each applicable Grantor to secure the Applicable Secured Obligations of the respective Grantors; provided, that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing the creation or perfection of any such security interest, or (ii) based upon the advice of German counsel, that the applicable law of Germany would prohibit any Principal European Subsidiary formed or acquired after the Effective Date and organized under the laws of the Germany from duly authorizing the creation or perfection of any such security interest, such Principal European Subsidiary shall not be required to create or perfect such security interest. Notwithstanding the foregoing, no Grantor will be required to take any action pursuant to this paragraph (c) if (i) such Grantor shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur. In the event that any Grantor that is organized under German law as a Kommanditgesellschaft (a "KG") shall, at any time, be party to or enter into any kind of lease arrangement pursuant to which it leases PP&E with a value of more than $10,000,000 to one of its Affiliates that is organized under German law as a Gesellschaft mit beschraenkter Haftung (a "GmbH"), such KG will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, assign all rights that it has to terminate such lease arrangement (and, if such right does not exist in such lease, amend such lease so that it shall be terminable at the election of the lessor at any time upon and during the continuance of an Event of Default) to the Collateral Agent under a Security Agreement reasonably acceptable to the Collateral Agent to secure the Applicable Secured Obligations of such Grantor.

          (d) Goodyear, the European J.V. and each other Borrower will, and will cause each of their respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, as may be reasonably requested by the Collateral Agent in order to cause the security interests purported to be created by the Security Documents or required to be created

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under the terms of this Agreement to constitute valid security interests, perfected in accordance with this Agreement.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments shall have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Goodyear and the European J.V. and each other Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Limitation on Indebtedness. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Goodyear or any US Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.0.

          (b) Notwithstanding the foregoing paragraph (a), Goodyear and its Restricted Subsidiaries may Incur the following Indebtedness:

               (1) (x) U.S. Bank Indebtedness in an aggregate principal amount not to exceed the greater of (A) $3,000,000,000, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness in satisfaction of Goodyear's obligations under
          Section 6.04 of the Second Lien Agreement (as in effect on the date hereof), and (B) the sum of (i) 60% of the book value of the inventory of Goodyear and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of Goodyear and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by Goodyear or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, and (y) European Bank Indebtedness in an aggregate principal amount not to exceed E525,000,000; provided, however, that the amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be reduced by any amount of Indebtedness Incurred and then outstanding pursuant to the election provision of clause (10)(A)(ii) below;

               (2) Indebtedness of Goodyear owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Goodyear or any Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Goodyear or a Restricted Subsidiary) shall be

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          deemed, in each case, to constitute the Incurrence of such
          Indebtedness by the issuer thereof;

               (3) Indebtedness (A) outstanding on the Effective Date (other than the Indebtedness described in clauses (1) and (2) above and clause (12) below), and (B) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a);

               (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Goodyear or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by Goodyear); provided, however, that on the date that such Restricted Subsidiary is acquired by Goodyear, (i) Goodyear would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) or (ii) the Consolidated Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

               (5) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by Goodyear or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to Goodyear's or a Restricted Subsidiary's interest rate, currency or raw materials pricing exposure and not entered into for speculative purposes;

               (6) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $600,000,000 and (B) 5.0% of Consolidated assets of Goodyear as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided that the aggregate outstanding amount of Attributable Debt in respect of Sale/Leaseback Transactions involving the European J.V. or any Restricted J.V. Subsidiary shall not at any time exceed $50,000,000;

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                                                                              95


               (7) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

               (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of a Financial Officer's becoming aware of its Incurrence;

               (9) any Guarantee by Goodyear or a Restricted Subsidiary of Indebtedness or other obligations of Goodyear or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by Goodyear or such Restricted Subsidiary is permitted under the terms of this Agreement (other than Indebtedness Incurred pursuant to clause (4) above);

               (10) (A) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (10)(A) and then outstanding, will not exceed (i) $900,000,000 plus (ii) any amount then permitted to be Incurred pursuant to clause (1) above that Goodyear instead elects to Incur pursuant to this clause (10)(A); provided that the aggregate outstanding amount of Indebtedness Incurred by the European J.V. and the Restricted J.V. Subsidiaries pursuant to this clause (10)(A) shall not at any time exceed E350,000,000;

                    (B) Indebtedness of EEMEA Subsidiaries in an aggregate
               principal amount not to exceed $500,000,000; and

                    (C) Indebtedness of Foreign Restricted Subsidiaries Incurred
               in connection with a Qualified Receivables Transaction in an amount not to exceed E350,000,000 at any one time outstanding;

               (11) Indebtedness constituting Secured Indebtedness or unsecured Indebtedness (in each case other than Indebtedness of the European J.V. and the Restricted J.V. Subsidiaries) in an amount not to exceed $850,000,000 and Refinancing Indebtedness in respect thereof;

               (12) Senior Subordinated-Lien Indebtedness and the related Guarantees by Subsidiaries of Goodyear and Refinancing Indebtedness in respect thereof; and

               (13) Indebtedness of Goodyear and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $150,000,000; provided that the aggregate outstanding amount of Indebtedness Incurred by the European J.V. and the

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                                                                              96


          Restricted J.V. Subsidiaries pursuant to this clause (13) shall not at any time exceed E50,000,000.

          (c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 6.01:

               (1) Outstanding Indebtedness Incurred pursuant to this Agreement, the First Lien Agreement or the Second Lien Agreement prior to or on the Effective Date shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above;

               (2) Indebtedness permitted by this Section 6.01 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

               (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 6.01, Goodyear, in its sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to Sections 6.01(b)(2) through (b)(13) may later be reclassified as having been Incurred pursuant to Section 6.01(a) or any other of Sections 6.01(b)(2) through (b)(13) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 6.01(a) or one of Sections 6.01(b)(2) through (b)(13), as the case may be, if it were Incurred at the time of such reclassification).

          (d) For purposes of determining compliance as of any date with any dollar or Euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or 6.01 Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to dollars or Euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in dollars or Euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent or 6.01 Euro Equivalent, as appropriate, of the Indebtedness Refinanced determined on the date of the Incurrence of such Indebtedness, except to the extent that (i) such U.S. Dollar Equivalent or 6.01 Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in

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                                                                              97


which case the U.S. Dollar Equivalent or 6.01 Euro Equivalent, as appropriate, of such excess will be determined on the date such Refinancing Indebtedness is Incurred. For purposes of this Section 6.01:

          "6.01 Euro Equivalent" means with respect to any monetary amount in a currency other than Euros, at any time of determination thereof, the amount of Euros obtained by converting such foreign currency involved in such computation into Euros at the spot rate for the purchase of Euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than dollars, at any time for determination thereof, the amount of dollars obtained by converting such foreign currency involved in such computation into dollars at the spot rate for the purchase of dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          SECTION 6.02. Limitation on Restricted Payments. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time Goodyear or such Restricted Subsidiary makes any Restricted Payment:

               (1) a Default will have occurred and be continuing (or would result therefrom);

               (2) Goodyear could not Incur at least $1.00 of additional Indebtedness under Section 6.01(a); or

               (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of Goodyear, whose determination will be conclusive; provided, however, that with respect to any noncash Restricted Payment in excess of $25,000,000, the amount so expended shall be determined in accordance with the provisions of the definition of Fair Market Value) declared or made subsequent to the Reference Date would exceed the sum, without duplication, of:

                    (i) 50% of the Consolidated Net Income accrued during the
               period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Reference Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

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                                                                              98


                    (ii) 100% of the aggregate Net Cash Proceeds received by
               Goodyear from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Reference Date (other than an issuance or sale to a Subsidiary of Goodyear and other than an issuance or sale to an employee stock ownership plan or to a trust established by Goodyear or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by Goodyear from its shareholders subsequent to the Reference Date;

                    (iii) the amount by which Indebtedness of Goodyear or its
               Restricted Subsidiaries is reduced on Goodyear's Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Goodyear) subsequent to the Reference Date of any Indebtedness of Goodyear or its Restricted Subsidiaries issued after the Reference Date which is convertible or exchangeable for capital stock (other than Disqualified Stock) of Goodyear (less the amount of any cash or the Fair Market Value of other property distributed by Goodyear or any Restricted Subsidiary upon such conversion or exchange); and

                    (iv) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by Goodyear or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case realized by Goodyear or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to Goodyear's Capital Stock in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Goodyear or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b) The provisions of Section 6.02(a) shall not prohibit the following Restricted Payments to the extent made by Goodyear or any Restricted Subsidiary other than the European J.V. or any J.V. Subsidiary:

               (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Goodyear (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Goodyear or an employee stock

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                                                                              99


          ownership plan or to a trust established by Goodyear or any of its Subsidiaries for the benefit of their employees to the extent such sale to such an employee stock ownership plan or trust is financed by loans from or guaranteed by Goodyear or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by Goodyear from its shareholders; provided, however, that:

                    (A) such Restricted Payment shall be excluded in the
               calculation of the amount of Restricted Payments under Section 6.02(a)(3), and

                    (B) the Net Cash Proceeds from such sale applied in the
               manner set forth in Section 6.02(b)(1) shall be excluded from the calculation of amounts under Section 6.02(a)(3)(ii);

               (2) any prepayment, repayment or Purchase for value of Subordinated Obligations of Goodyear or any US Subsidiary Guarantor
          (i) that are made by exchange for, or out of the proceeds of the sale of, other Subordinated Obligations (as defined in the First Lien Agreement and which (x) satisfy each of clauses (4) and (5) of the definition of Refinancing Indebtedness (as defined in the First Lien Agreement) in respect of the Subordinated Obligations being prepaid, repaid or Purchased and (y) may include Indebtedness Incurred under
          Section 6.01(a)) or the Net Cash Proceeds of a sale of Capital Stock of Goodyear; provided, in each case, that the public announcement of the launch of such prepayment, repayment or Purchase for value is made within three months of such sale of Subordinated Obligations or Capital Stock, or (ii) if, at the time thereof, Goodyear shall, on a pro forma basis after giving effect to such prepayment, repayment or Purchase for value, have $150,000,000 or more of Available Commitments (as defined in the First Lien Agreement); provided, however, that each such prepayment, repayment or Purchase for value under this paragraph
          (2) shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (4) any Purchase for value of Capital Stock of Goodyear or any of its Subsidiaries from employees, former employees, directors or former directors of Goodyear or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements)

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                                                                             100


          or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Purchases for value will not exceed $10,000,000 in any calendar year; provided further, however, that any of the $10,000,000 permitted to be applied for Purchases under this Section 6.02(b)(4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided further, however, that such Purchases for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (5) so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after the Reference Date pursuant to Section 6.01; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (7) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations of Goodyear and the US Subsidiary Guarantors from Net Available Cash; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (8) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations of Goodyear and the US Subsidiary Guarantors from Net Available Cash (assuming for purposes of the definition of Net Available Cash as used in this clause (8) that the Specified Asset Sale was an Asset Disposition) from the Specified Asset Sale set forth in clause (i) of the definition thereof within 180 days after the receipt of such proceeds; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

               (9) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of any Indebtedness within 365 days of the Stated Maturity of such Indebtedness; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

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                                                                             101


               (10) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments under
          Section 6.02(a)(3);

               (11) [intentionally omitted], or

               (12) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Reference Date pursuant to this Section 6.02(b)(12), does not exceed $50,000,000; provided, however, that

                    (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom); and

                    (B) such Restricted Payments shall be included in the
               calculation of the amount of Restricted Payments under Section 6.02(a)(3).

          (c) Notwithstanding any other provision of this Section 6.02, the European J.V. shall not, and Goodyear and the European J.V. shall not permit any Restricted J.V. Subsidiary, directly or indirectly, to make any Restricted Payment or Permitted J.V. Investment, except that:

               (1) the European J.V. and the Restricted J.V. Subsidiaries may make any Permitted J.V. Investment other than, at any time when a Default has occurred and is continuing (or would result therefrom),
          (x) an Investment in any Person other than the European J.V., a Restricted J.V. Subsidiary or any Person that will be a Restricted J.V. Subsidiary after giving effect to such Investment in reliance on clause (5) of the definition of Permitted J.V. Investment or (y) an Investment in Goodyear or any Subsidiary of Goodyear other than the European J.V. or any Restricted J.V. Subsidiary in reliance on any of clauses (5), (6) or (8) of the definition of Permitted J.V. Investment;

               (2) the European J.V. may declare and pay cash dividends ratably with respect to its Capital Stock in an aggregate amount not to exceed 100% of cumulative net income (giving effect to losses) of the European J.V. and the J.V. Subsidiaries, determined on a consolidated basis in accordance with GAAP, after January 1, 2003 (net of all such dividends paid in respect of such cumulative net income on or after January 1, 2003);

               (3) the Restricted J.V. Subsidiaries may make Restricted Payments with respect to their Equity Interests so long as such Restricted

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                                                                             102


          Payments are made ratably or on a basis more favorable to the European J.V. and the Restricted J.V. Subsidiaries than ratably;

               (4) the European J.V. and the Restricted J.V. Subsidiaries may make any prepayment, repayment or Purchase for value of Subordinated Obligations of the European J.V. or any Subsidiary Guarantor (i) that are made by exchange for, or out of the proceeds of the sale of, other Subordinated Obligations (which satisfy each of clauses (4), (5) and (6) of the definition of Refinancing Indebtedness in respect of the Subordinated Obligations being prepaid, repaid or Purchased) or the Net Cash Proceeds of an equity contribution to the European J.V.; provided, in each case, that the public announcement of the launch of such prepayment, repayment or Purchase for value is made within three months of such sale of Subordinated Obligations or equity contribution;

               (5) the European J.V. and the Restricted J.V. Subsidiaries may make any prepayment, repayment or Purchase for value of any Indebtedness of the European J.V. or any Restricted J.V. Subsidiary within 365 days of the Stated Maturity of such Indebtedness;

               (6) so long as at the time such Restricted Payment is made no Default will have occurred and be continuing (or would result therefrom), the European J.V. and the Restricted J.V. Subsidiaries may make repurchases, repayments or prepayments of Indebtedness in an aggregate amount not greater than $25,000,000 in any calendar year; and

               (7) so long as at the time such Restricted Payment is made no Default will have occurred and be continuing (or would result therefrom), the European J.V. and the Restricted J.V. Subsidiaries may make repurchases, repayments or prepayments of Indebtedness of the European J.V. or any Restricted Subsidiary in an aggregate amount not greater than $100,000,000 during the term of this Agreement;

provided, however, that each Restricted Payment made under any of paragraphs (1) through (7) shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3).

          SECTION 6.03. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Goodyear shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Goodyear;

               (2) make any loans or advances to Goodyear; or

               (3) transfer any of its property or assets to Goodyear, except:

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                                                                             103


                    (A) any encumbrance or restriction pursuant to applicable
               law, rule, regulation or order or an agreement in effect at or entered into on the Effective Date;

                    (B) any encumbrance or restriction with respect to a
               Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Goodyear (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Goodyear) and outstanding on such date;

                    (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 6.03(3)(A) or Section 6.03(3)(B) or this Section 6.03(3)(C) or contained in any amendment to an agreement referred to in Section 6.03(3)(A) or Section 6.03(3)(B) or this Section 6.03(3)(C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such predecessor agreements;

                    (D) in the case of Section 6.03(3), any encumbrance or
               restriction:

                         (i) that restricts in a customary manner the
                    subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; or

                         (ii) contained in mortgages, pledges and other security
                    agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                    (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

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                                                                             104


                    (F) any encumbrance or restriction existing under or by
               reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity;

                    (G) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 6.03(3);

                    (H) provisions with respect to the disposition or
               distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

                    (I) restrictions on cash or other deposits or net worth
               imposed by customers, suppliers or, in the ordinary course of business, other third parties; and

                    (J) with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

                         (i) the encumbrance or restriction applies only in the
                    event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement; or

                         (ii) at the time such Indebtedness is Incurred, such
                    encumbrance or restriction is not expected to materially affect Goodyear's ability to make principal or interest payments on the Obligations, as determined in good faith by a Financial Officer of Goodyear, whose determination shall be conclusive.

          SECTION 6.04. Limitation on Sales of Assets and Subsidiary Stock. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

               (1) Goodyear or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition; and

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                                                                             105


               (2) at least 75% of the consideration therefor received by Goodyear or such Restricted Subsidiary is in the form of cash or Additional Assets.

          (b) For the purposes of this covenant, the following are deemed to be cash:

               (1) the assumption of Indebtedness or other obligations of Goodyear (other than obligations in respect of Disqualified Stock of Goodyear) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of Goodyear or such Restricted Subsidiary from all liability on such Indebtedness or obligations in connection with such Asset Disposition;

               (2) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration received pursuant to this clause and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (1) $200,000,000 and (2) 1.5% of the total Consolidated assets of Goodyear as shown on the most recent balance sheet of Goodyear filed with the SEC;

               (3) securities, notes or similar obligations received by Goodyear or any Restricted Subsidiary from the transferee that are promptly converted by Goodyear or such Restricted Subsidiary into cash; and

               (4) Temporary Cash Investments.

          (c) Notwithstanding paragraph (a) above, the European J.V. shall not, and Goodyear and the European J.V. shall not permit any Restricted J.V. Subsidiary to, make any Asset Disposition, except:

               (1) so long as the conditions specified in paragraph (a) of this
          Section 6.04 are satisfied, Asset Dispositions of any Capital Stock of any Person that is not a Subsidiary;

               (2) Asset Dispositions by the European J.V. or any J.V. Subsidiary (other than Asset Dispositions of accounts receivable or inventory that are not sold in connection with the Asset Disposition of a business or line of business); provided that:

                    (A) the aggregate consideration received in all Asset
               Dispositions made in reliance on this clause (2) does not exceed E350,000,000;

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                                                                             106


                    (B) the aggregate consideration received in Asset
               Dispositions made in reliance on this clause (2) with respect to
               (A) Capital Stock of a Foreign Subsidiary pledged pursuant to the Security Documents and (B) all or substantially all of the assets of a Foreign Subsidiary whose Capital Stock is pledged pursuant to the Security Documents, does not exceed an amount equal to (x) $50,000,000 minus (y) the aggregate fair value of Capital Stock of Foreign Subsidiaries in respect of which the security interest under the Security Documents has been released pursuant to
               Section 6.04(d);

                    (C) each Asset Disposition made in reliance on this clause
               (2) is made for fair value, as reasonably determined by Goodyear; and

                    (D) except with respect to E100,000,000 (determined net
               of any cash or cash equivalents subsequently realized on the Asset Disposition and net of the repayment of any portion of non-cash consideration received in connection with an Asset Disposition that represented non-cash consideration in excess of 25% of the total consideration received in such Asset Disposition) of aggregate consideration for Asset Dispositions made in reliance on this clause (2), at least 75% of the consideration received in each such Asset Disposition is in the form of cash (with clause (2) of paragraph (b) being inapplicable for purposes of this clause (2)); and

               (3) so long as the conditions specified in paragraph (a) of this
          Section 6.04 are satisfied, sales of assets in Sale/Leaseback Transactions permitted by Section 6.07.

          (d) Upon receipt of written notice from Goodyear to the Collateral Agent, the Collateral Agent is hereby authorized and directed to release any security interest under any Security Document in any Capital Stock of any Foreign Subsidiary transferred, for tax planning or other business purposes, consistent with Goodyear's past practices, to any Foreign Subsidiary whose Capital Stock has been pledged under any of the Security Documents if either (i) the transferor of such Capital Stock is Goodyear or a US Subsidiary and such release is required in order to obtain the desired amount of consideration from such transfer, or (ii) after giving effect to such transfer, the aggregate fair value of all such Capital Stock (other than Capital Stock transferred in a transaction described in the immediately preceding clause (i)), determined as of the date of each respective transfer, does not exceed (x) in the case of such transfers by the European J.V. and the Restricted J.V. Subsidiaries, $50,000,000, and (y) in the case of all such transfers, $250,000,000.

          SECTION 6.05. Limitation on Transactions with Affiliates. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary to,

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                                                                             107


directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Goodyear (an "Affiliate Transaction") unless such transaction is on terms:

               (1) that are no less favorable to Goodyear or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

               (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25,000,000,

                    (A) are set forth in writing, and

                    (B) have been approved by a majority of the members of the
               Board of Directors having no personal stake in such Affiliate Transaction; and

               (3) that, in the event such Affiliate Transaction involves an amount in excess of $75,000,000, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to Goodyear and its Restricted Subsidiaries.

          (b) The provisions of Section 6.05(a) will not prohibit:

               (1) any Restricted Payment permitted to be paid pursuant to
          Section 6.02;

               (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

               (3) the grant of stock options or similar rights to employees and directors of Goodyear pursuant to plans approved by the Board of Directors,

               (4) loans or advances to employees in the ordinary course of business of Goodyear;

               (5) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers and employees of Goodyear and its Restricted Subsidiaries in the ordinary course of business;

               (6) any transaction between or among any of Goodyear, any Restricted Subsidiary or any joint venture or similar entity which would

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                                                                             108


          constitute an Affiliate Transaction solely because Goodyear or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

               (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Goodyear;

               (8) any agreement as in effect on the Effective Date described in Goodyear's SEC filings as filed on or prior to the Effective Date, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to Goodyear or its Restricted Subsidiaries) and the transactions evidenced thereby;

               (9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Goodyear or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party; or

               (10) any transaction effected as part of a Qualified Receivables Transaction.

          (c) Notwithstanding paragraphs (a) and (b) above, the European J.V. will not, nor will it permit any Restricted J.V. Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business that are consistent with past practices or are at prices and on terms and conditions no less favorable to the European J.V. or such Restricted J.V. Subsidiary than could be obtained on an arm's-length basis from unrelated third parties in the reasonable judgment of the European J.V.,
(ii) transactions between or among the European J.V. and the Restricted J.V. Subsidiaries not involving any other Affiliate and (iii) any Restricted Payment permitted by Section 6.02.

          SECTION 6.06. Limitation on Liens. Goodyear shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Effective Date or thereafter acquired, securing any Indebtedness, except:

          (a) Liens to secure Indebtedness permitted pursuant to Section 6.01(b)(1);

          (b) Liens to secure Indebtedness permitted pursuant to Section 6.01(b)(12);

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                                                                             109


          (c) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (e) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (f) Liens on assets not constituting Collateral under this Agreement which secure obligations under undrawn letters of credit and bank guarantees or are in favor of issuers of surety or performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit and bank guarantees do not constitute Indebtedness;

          (g) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (h) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under Section 6.01(b)(6)); provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

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                                                                             110


          (i) Liens existing on the Effective Date and set forth in Schedule 6.06; provided that (x) such Lien shall not apply to any other property or asset of Goodyear or any Restricted Subsidiary and (y) such Lien shall secure only those obligations which it secured on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount hereof (other than Liens referred to in the foregoing clauses (a) and (b));

          (j) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by Goodyear or a Restricted Subsidiary;

          (k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

          (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

          (m) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Agreement;

          (n) Liens on assets not constituting Collateral under this Agreement which secure Indebtedness of any Foreign Restricted Subsidiary Incurred under Section 6.01(b)(10); provided that assets of the European J.V. and the Restricted J.V. Subsidiaries shall only secure Indebtedness of the European J.V. and the Restricted J.V. Subsidiaries and that the aggregate principal amount of Indebtedness of the European J.V. and the Restricted J.V. Subsidiaries secured by Liens Incurred in reliance on this clause (n), on clause (w) or on clause (y) shall not at any time exceed
     E100,000,000;

          (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred in the foregoing clauses (h), (i), (j) and (k); provided, however, that:

               (1) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof); and

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                                                                             111


               (2) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                    (A) the outstanding principal amount or, if greater,
               committed amount of the Indebtedness secured by Liens described under clauses (h), (i), (j) or (k) at the time the original Lien became a permitted Lien under this Agreement; and

                    (B) an amount necessary to pay any fees and expenses,
               including premiums, related to such Refinancings;

          (p) Liens on accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" not constituting Collateral under this Agreement Incurred in connection with a Qualified Receivables Transaction;

          (q) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (r) Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

          (s) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Goodyear and its Subsidiaries;

          (t) Liens which constitute bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

          (u) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (v) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

          (w) Liens on assets not constituting Collateral under this Agreement securing Indebtedness Incurred pursuant to Section 6.01(b)(11) or (13); provided that assets of the European J.V. and the Restricted J.V. Subsidiaries shall only secure Indebtedness of the European J.V. and the Restricted J.V.

     Subsidiaries and that the aggregate principal amount of Indebtedness of the European J.V. and the Restricted J.V. Subsidiaries secured by Liens Incurred in reliance on clause (n), on this clause (w) or on clause (y) shall not at any time exceed E100,000,000;

          (x) Liens on assets subject to Sale/Leaseback Transactions; provided that the aggregate outstanding Attributable Debt in respect thereof shall not at any time exceed $125,000,000; and

          (y) other Liens on assets that do not constitute Collateral to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (y) does not exceed 5.0% of Consolidated assets of Goodyear, as determined based on the consolidated balance sheet of Goodyear as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided that assets of the European J.V. and the Restricted J.V. Subsidiaries shall only secure Indebtedness of the European J.V. and the Restricted J.V. Subsidiaries and that the aggregate principal amount of Indebtedness of the European J.V. and the Restricted J.V. Subsidiaries secured by Liens Incurred in reliance on clause (n), on clause (w) or on this clause (y) shall not at any time exceed E100,000,000; provided, however, that notwithstanding whether this clause (y) would otherwise be available to secure Indebtedness, Liens securing Indebtedness originally secured pursuant to this clause (y) may secure Refinancing Indebtedness in respect of such Indebtedness and such Refinancing Indebtedness shall be deemed to have been secured pursuant to this clause (y).

          For the avoidance of doubt, each reference in this Section or any other provision of this Agreement to "assets not constituting Collateral" (or any similar phrase) means assets that (a) are not subject to any Lien securing the Obligations and (b) are not and (absent a change in facts) will not be required under the terms of this Agreement or the Security Documents to be made subject to any Lien securing the Obligations by reason of the nature of, or the identity of the Subsidiary owning, such assets (and not as a result of the existence of any other Lien or any legal or contractual provision preventing such assets from being made subject to Liens securing the Obligations).

          SECTION 6.07. Limitation on Sale/Leaseback Transactions. Goodyear shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (a) Goodyear or such Restricted Subsidiary would be entitled to:

          (i) Incur Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 6.01; and

          (ii) create a Lien on such property securing such Indebtedness pursuant to Section 6.06(x) or, to the extent the assets subject to such Sale/Leaseback do not

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                                                                             113


     constitute Collateral under this Agreement, create a Lien on such property pursuant to the provisions of Section 6.06;

          (iii) the gross proceeds payable to Goodyear or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

          (iv) the transfer of such property is permitted by, and, if applicable, Goodyear applies the proceeds of such transaction in compliance with, Section 6.04; or

          (b) the Sale/Leaseback Transaction is with respect to all or a portion of Goodyear's properties in Akron, Summit County, Ohio.

Notwithstanding the foregoing, the aggregate outstanding amount of Attributable Debt of the European J.V. and the Restricted J.V. Subsidiaries in respect of Sale/Leaseback Transactions shall not exceed E50,000,000.

          SECTION 6.08. Fundamental Changes. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including Capital Stock of Subsidiaries) constituting all or substantially all the assets of Goodyear and its Consolidated Subsidiaries, taken as a whole, or all or substantially all the assets of the European J.V. and its Consolidated Subsidiaries, taken as a whole, or, in the case of Goodyear or any Borrower, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary that is not a J.V. Loan Party may merge into Goodyear in a transaction in which Goodyear is the surviving corporation, (ii) any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; except that (A) no US Subsidiary may merge into a Foreign Subsidiary, (B) neither the European J.V. nor any Restricted J.V. Subsidiary may merge into a Restricted Subsidiary that is not the European J.V. or a Restricted J.V. Subsidiary (other than a merger of a Restricted J.V. Subsidiary into a Restricted Subsidiary that will become a Restricted J.V. Subsidiary upon the consummation of such merger) and (C) no J.V. Loan Party may merge into a Restricted Subsidiary that is not a J.V. Loan Party (other than a Restricted Subsidiary that will become a J.V. Loan Party upon the consummation of such merger), (iii) any sale of a Restricted Subsidiary made in accordance with
Section 6.04 may be effected by a merger of such Restricted Subsidiary and (iv) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Goodyear or to another Restricted Subsidiary; provided that any Investment that takes the form of a merger, amalgamation or consolidation (other than any merger, amalgamation or consolidation involving Goodyear) expressly permitted by Section 6.02 shall be permitted by this Section 6.08.
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                                                                             114


          SECTION 6.09. European J.V. Leverage Ratio. The European J.V. will not permit the ratio at the end of any fiscal quarter of (a) Consolidated Net J.V. Indebtedness at such date to (b) Consolidated European J.V. EBITDA for the period of four consecutive fiscal quarters ended at such date, to be greater than 3.00 to 1.00.

          SECTION 6.10. Sumitomo Ownership. Goodyear will not enter into any agreement, or agree to amend, modify or waive any existing agreement, between it and Sumitomo Rubber Industries or agree to amend, modify or waive any organizational document of the European J.V., if the effect thereof is to permit Sumitomo Rubber Industries to sell, transfer or otherwise dispose of any of the issued and outstanding Capital Stock of the European J.V. owned by Sumitomo Rubber Industries to any Person other than Goodyear or a Wholly Owned Subsidiary of Goodyear

          SECTION 6.11. German Subsidiary Matters. Notwithstanding any provision to the contrary contained in this Agreement, Goodyear and the Borrowers shall comply with the following provisions and cause their Subsidiaries to so comply:

          (a) Each of RVM Reifen Vertriebsmanagement GmbH ("RVM") and each other general partner in a KG Grantor that is organized as a GmbH under German law (collectively, the "KG General Partners") shall not make any advance to, or otherwise hold any Indebtedness of, any of its Affiliates, other than advances to, or Indebtedness of, any of its Subsidiaries or any KG in which it is a general partner; provided that this restriction shall not apply with respect to any advance or Indebtedness if there is a change in applicable law or the interpretation thereof and Goodyear shall have delivered a legal opinion in form and substance reasonably satisfactory to the Administrative Agent to the effect that the claims against the recipients or borrowers of such advance or Indebtedness may be taken into account in the calculation of Net Assets provided in Section 3.03(d) of the Guarantee and Collateral Agreement; provided further that in such event, the provisions of such Section 3.03(d) shall be amended to provide that such advance or Indebtedness will be taken into account in such calculation and the Lenders hereby authorize the Agents and the Agents hereby agree to amend such Section 3.03(d) to effect such result.

          (b) None of Goodyear, the European J.V. or the other Borrowers shall cause to occur, or permit any Subsidiary to cause to occur, any Dilutive Act (i) at any time prior to January 1, 2008, (ii) at any time when any Event of Default shall have occurred and be continuing under clause (a), (b), (h), (i), (l) or
(m) of Section 7.01 or as a result of a breach of Section 5.06 or 6.09, or (iii) if after giving effect to such Dilutive Act the aggregate PP&E of all KG Grantors at the time of such Dilutive Act shall be less than 80% of the aggregate PP&E of all KG Grantors as of December 31, 2004.

          (i) "Dilutive Act" means (A) any contribution, Sale or other transfer of PP&E of any KG Grantor (other than to another KG Grantor), other than the sale in the ordinary course of business of worn out or surplus PP&E and
     (B) any change of legal form, merger, consolidation or amalgamation involving, or any Sale of all or substantially all the assets of, any KG Grantor in which the surviving company or transferee is not a KG Grantor.

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                                                                             115


          (ii) "KG Grantor" means each of Fulda Reifen GmbH & Co. KG, M-Plus Multimarkenmanagement & GmbH & Co. KG, Goodyear KG or Dunlop KG, and any other Grantor organized as a KG.

          (iii) "PP&E" means property, plant & equipment.

          (iv) (iv) Actions required to be taken in order to comply with applicable law shall not constitute voluntary acts and shall not violate this Section 6.11 unless Goodyear, the European J.V. or any Borrower shall have voluntarily taken actions with knowledge that such actions would give rise to requirements of law, the compliance with which would cause a breach of this Section 6.11.

          (v) The European J.V. shall deliver to the Administrative Agent not later than the time that audited financial statements of GTDG are delivered pursuant to Section 5.01(h), a computation in detail reasonably satisfactory to the Administrative Agent of the PP&E as of December 31, 2006, of each of the KGs.

          (c) GD Handelssysteme GmbH ("GDHS") will not (i) engage in any business other than substantially the business in which GD Handelssysteme GmbH & Co. KG shall have been engaged on December 1, 2005 or (ii) become a partner of any Subsidiary that is organized as a KG, and none of Goodyear, the European J.V. or the other Borrowers shall, or shall permit any Subsidiary to, (i) merge, consolidate or amalgamate with GDHS or (ii) except in the ordinary course of business and consistent with past practice, make any Investment in or transfer any material assets to GDHS.

                                   ARTICLE VII

                       Events of Default and CAM Exchange

          SECTION 7.01. Event of Default. If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of fees and interest payable under Sections 2.12 and 2.13, respectively, five Business Days, and
     (ii) in the case of any other fees, interest or other amounts (other than those referred to in paragraph (a) above), five Business Days after the earlier of (A) the day on which a Financial Officer of Goodyear or the European J.V. first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the European J.V. by the Administrative Agent or any Lender or Issuing Bank;

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                                                                             116


          (c) any representation or warranty made or deemed made by or on behalf of Goodyear or the European J.V. or any other Borrower or any J.V. Loan Party in any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any respect material to the rights or interests of the Lenders under the Credit Documents;

          (d) Goodyear or the European J.V. or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in
     Section 5.02, 5.03 (with respect to any Borrower's existence) or 5.08 or in
     Article VI;

          (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clauses (a), (b) and (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the European J.V. (which notice will be given at the request of any Lender); provided, that the failure of any Credit Party to perform any covenant, condition or agreement made in any Credit Document (other than this Agreement (except the agreements under Section 5.01(f)) shall not constitute an Event of Default unless such failure shall be (i) wilful or (ii) material to the rights or interests of the Lenders under the Credit Documents;

          (f) Goodyear or any Consolidated Subsidiary of Goodyear shall fail to make any payment of principal in respect of any Material Indebtedness at the scheduled due date thereof and such failure shall continue beyond any applicable grace period, or any event or condition occurs that results in any Material Indebtedness (other than any Qualified Receivables Transaction existing on March 31, 2003) becoming due or being required to be prepaid, repurchased, redeemed, defeased or terminated prior to its scheduled maturity (other than, in the case of any Qualified Receivables Transaction, any event or condition not caused by an act or omission of Goodyear or any Subsidiary, if Goodyear shall furnish to the Administrative Agent a certificate to the effect that after the termination of such Qualified Receivables Transaction Goodyear and the Subsidiaries that are a party thereto have sufficient liquidity to operate their businesses in the ordinary course); provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii) Material Indebtedness of any Foreign Subsidiary if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

          (g) any event or condition occurs that continues beyond any applicable grace period and enables or permits the holder or holders of any Material Indebtedness (other than any Qualified Receivables Transaction existing on March 31, 2003) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase,

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                                                                             117


     redemption, defeasance or termination thereof, prior to its scheduled maturity; provided that (i) no Event of Default shall occur under this paragraph (g) as a result of any event or condition relating to the First Lien Agreement or any Qualified Receivables Transaction, other than any default in the payment of principal or interest thereunder that does not result from a change in borrowing base eligibility criteria or reserves made by the administrative agent thereunder as to which there is good faith disagreement and (ii) this clause (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (B) Material Indebtedness of any Foreign Subsidiary if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief in respect of Goodyear, any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) Goodyear, any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

          (j) Goodyear, any Borrower or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

          (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would be materially likely to result in a Material Adverse Change;

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                                                                             118


          (l) Liens created under the Security Documents shall not be valid and perfected Liens on a material portion of the Collateral;

          (m) any Guarantee of the Obligations under the Guarantee and Collateral Agreement shall fail to be a valid, binding and enforceable Guarantee of one or more Subsidiary Guarantors where such failure would constitute or be materially likely to result in a Material Adverse Change; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the European J.V., take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments and each LC Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the European J.V. and the other Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower and (iii) demand cash collateral with respect to any Letter of Credit pursuant to Section 2.04(j) (it being agreed that such demand will be deemed to have been made with respect to all Letters of Credit if any Loans are declared to be due and payable as provided in the preceding clause (ii)); and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, and the Borrowers' obligation to provide cash collateral for Letters of Credit shall become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower.

          SECTION 7.02. CAM Exchange. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) each ABT Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.05(c)) participations in the Swingline Loans in an amount equal to such Lender's ABT Percentage of each such Swingline Loan outstanding on such date, (iii) simultaneously with the automatic conversions pursuant to clause (iv) below, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations under each Class of Loans and in respect of the LC Exposures and the Swingline Exposures such that, in lieu of the interests of each Lender in the Designated Obligations under each Class of Loans and in respect of the LC Exposures and the Swingline Exposures in which it shall participate as of such date (including the principal, interest and fee obligations of each Borrower in respect of the

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Loans and LC Disbursements within each such Class), such Lender shall own an interest equal to such Lender's CAM Percentage in the Designated Obligations under each Class of Loans and in respect of the LC Exposures and the Swingline Exposures (including the principal, interest and fee obligations of each Borrower in respect of the Loans and LC Disbursements within each such Class), and (iv) simultaneously with the deemed exchange of interests pursuant to clause
(iii) above, the interests in the Loans to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Euro Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of the Designated Obligations shall accrue and be payable in Euro at the rates otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04, Goodyear and each Borrower hereby consents and agrees to the CAM Exchange. After the CAM Exchange Date, Goodyear, each Borrower, each Issuing Bank and each Lender agrees from time to time to execute and deliver to the Agents all such promissory notes and other instruments and documents as the Agents shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of Goodyear, any Borrower or any Issuing Bank to execute or deliver or of any Issuing Bank or Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations, and each distribution made by the Administrative Agent pursuant to any Security Document in respect of the Designated Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

          SECTION 7.03. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any LC Disbursement shall not have been reimbursed by the applicable Borrower or with the proceeds of a Borrowing, each ABT Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in Euro equal to such Lender's ABT Percentage of the Euro Equivalent of such Lender's participation in the undrawn face amount of each Letter of Credit and (to the extent it has not already done so) such Lender's participation in such unreimbursed LC Disbursement, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an unreimbursed LC Disbursement. The Administrative Agent shall establish a separate account (each, a "Reserve Account") or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender's Reserve Account such Lender's CAM Percentage of the amounts received from the ABT Lenders as

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                                                                             120


provided above. For the purposes of this paragraph, the Euro Equivalent of each Lender's participation in each Letter of Credit shall be the amount in Euros determined by the Administrative Agent to be required in order for the Administrative Agent to purchase currency in the currency in which such Letter of Credit is denominated in an amount sufficient to enable it to deposit the actual amount of such participation in such undrawn Letter of Credit in such currency in such Lender's Reserve Account. The Administrative Agent shall have sole dominion and control over each Reserve Account for the benefit of the Issuing Banks, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's Reserve Account shall be held as a reserve against the LC Exposures, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in
Section 2.04.

          (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.05(d) (but not of the applicable Borrower under Section 2.05(e)). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 7.03, the applicable Issuing Bank shall have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to Section 7.02. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

          (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

          (d) With the prior written approval of each applicable Issuing Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative

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                                                                             121


Agent, in the currency in which such drawing is denominated, for the account of the applicable Issuing Bank, on demand, its CAM Percentage of such drawing or payment.

          (e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Temporary Cash Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

                                  ARTICLE VIII

                                   The Agents

          Each of the Lenders and Issuing Banks hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders or Issuing Banks as any other Lender or Issuing Bank and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Goodyear or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

          The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not (save as expressly set out in any Credit Document) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to Goodyear or any Subsidiary. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Majority Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by Goodyear, the European J.V. or a Lender or Issuing Bank, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of

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                                                                             122


any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agents.

          The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Goodyear or the European J.V.), independent accountants and other experts selected by them with reasonable care, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

          The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the European J.V. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor with the European J.V.'s written consent (which shall not be unreasonably withheld or delayed and shall not be required from the European J.V. if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the European J.V.'s written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on

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such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          Notwithstanding any other provision contained herein, each Lender and each Issuing Bank (a) acknowledges that the Administrative Agent is not acting as an agent of Goodyear or any Borrower and that neither Goodyear nor any Borrower will be responsible for acts or failures to act on the part of the Administrative Agent and (b) exempts each Agent from the restrictions set forth in Section 181 of the German Civil Code (Burgerliches Gesetzbuch).

          Without prejudice to the provisions of this Article VIII, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) to act as the Person holding the power of attorney (in such capacity, the "fonde de pouvoir") of the Lenders and Issuing Banks as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties which are conferred upon the fonde de pouvoir under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the Person holding the power of attorney as aforesaid, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) (in such capacity, the "Custodian") to act as agent and custodian for and on behalf of the Lenders and the Issuing Banks to hold and to be the sole registered holder of any debenture which may be issued under any hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law. In this respect, (i) the Custodian shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture and owing to each Lender and Issuing Bank, and (ii) each Lender and Issuing Bank will be entitled to the benefits of any charged property covered by any hypothec and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms hereof.

          Each of the fonde de pouvoir and the Custodian shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to fonde de pouvoir and the Custodian (as applicable) with respect to the charged property under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders or the Issuing Banks, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise and on such terms and conditions as it may determine from time to time. Any

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Person who becomes a Lender or an Issuing Bank shall be deemed to have consented to and confirmed: (y) the fonde de pouvoir as the Person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender or Issuing Bank, all actions taken by the fonde de pouvoir in such capacity, (z) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender or Issuing Bank, all actions taken by the Custodian in such capacity.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

          (i) if to Goodyear, to it at 1144 East Market Street, Akron, Ohio, 44316-0001, Attention of the Treasurer (Telecopy No. (330) 796-6502);

          (ii) if to the European J.V., to it, or if to any other Borrower to it in care of the European J.V., in each case at Goodyear Dunlop Tires Europe B.V., Park Lane Cullinganlaan 2A, 1831 Diegem, Belgium, Attention of Chief Financial Officer (Telecopy No. 32-2-761 1873), in each case with a copy to Goodyear as described in clause (i) above and with a copy to Goodyear Finance Holding S.A., avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg,
     Attention: Director, Treasury (Telecopy No. 00352 8199 2330);

          (iii) if to the Administrative Agent, to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the Manager (Telecopy No. 00-44-20-7777-2360), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10017, Attention of Robert Kellas (Telecopy No. (212) 270-5100);

          (iv) if to JPMCB, as Issuing Bank, to it at JPMorgan Chase Bank, N.A., London, Chaseside-Dorset Building, Floor 1, Bournemouth BH77DA, United Kingdom, Attention of Global Trade Solutions (365/B) (Telecopy No. 44-120-2343730), with a copy to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the Manager (Telecopy No. 00-44-20-7777-2360);

          (v) if to JPMCB, as Swingline Lender, to it at JPMorgan Chase Bank, N.A., London, 125 London Wall, London EC2Y 5AJ, Attention of European Loans (Telecopy No. 00-1-713-750-2129), with a copy to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the Manager (Telecopy No. 00-44-20-7777-2360);

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                                                                             125


          (vi) if to BNP, as Issuing Bank, to it at 919 Third Avenue, Third Floor, New York, NY 10022, Attention of Trade Finance Services (Telecopy No. (212) 471-6996); and

          (vii) if to a Lender, to it at its address (or telecopy number or e-mail address) set forth in Schedule 2.01 or its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, Goodyear, the European J.V. or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Goodyear, the European J.V. or any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuing of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Goodyear, the Borrowers and the Majority Lenders or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Majority Lenders (except, in the case of any Security Document, as provided in the next sentence or in the last paragraph of Section 9.14); provided that no such agreement shall (i) increase the Commitment of

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any Lender or extend the expiration date of the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive all or part of the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or date for the payment of any interest on any Loan or any fee, or reduce the amount of, waive or excuse any such payment, without the prior written consent of each Lender adversely affected thereby, (iv) release all or substantially all the Credit Parties from their Guarantees under the Guarantee and Collateral Agreement, or release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (v) release any Credit Party from its Guarantee under the Guarantee and Collateral Agreement, or release any material Collateral from the Liens of the Security Documents, without the written consent of Lenders having aggregate Revolving Credit Exposures and unused Commitments representing at least a 66-2/3% of the sum of the total Revolving Credit Exposures and unused
Commitments at such time, (vi) change any provision of the Guarantee and Collateral Agreement or any other Security Document to alter the amount or allocation of any payment to be made to the Secured Parties without the consent of each adversely affected Lender, (vii) change Section 2.15 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender adversely affected thereby, (viii) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ix) change any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of the other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the affected Class; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or Issuing Bank or the Swingline Lender under any Credit Document, or any provision of any Credit Document providing for payments by or to the Administrative Agent, any Issuing Bank or the Swingline Lender (or, in the case of any Issuing Bank, any provision of Section 2.04 affecting such Issuing Bank or any provision relating to the purchase of participations in Letters of Credit, or, in the case of the Swingline Lender, any provision of Section 2.05 affecting the Swingline Lender or any provision relating to the purchase of participations in Swingline Loans), in each case without the prior written consent of such Agent or Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, so long as the rights or interests of any Lender shall not be adversely affected in any material respect, the Guarantee and Collateral Agreement or any other Security Document may be amended without the consent of the Majority Lenders (A) to cure any ambiguity, omission, defect or inconsistency, or (B) to provide for the addition of any assets or classes of assets to the Collateral. Any amendment, modification or waiver or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the ABT Lenders (but not the German Lenders) or the German Lenders (but not the ABT Lenders ) may be effected by an agreement or

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agreements in writing entered into by Goodyear, the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Goodyear, the Borrowers, the Administrative Agent (and, if their rights or obligations are affected thereby or if their consent would be required under the preceding provisions of this paragraph, the Issuing Banks and the Swingline Lender) and the Lenders that will remain parties hereto after giving effect to such amendment if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (2) in connection with the effectiveness of such amendment, each Lender not consenting thereto shall receive payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement (it being understood that such non-consenting Lenders shall cease to be Lenders upon the termination of any such Commitments and the making of such payment in full).

          (c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Credit Documents may be amended on one occasion to establish one or more new Classes of Revolving Commitments by converting the currency in which existing Revolving Commitments are denominated from Euros to like amounts of US Dollars (based on exchange rates prevailing at or about the date of such conversion, as determined based on a reference page to be agreed upon), by an agreement in writing entered into by each applicable Borrower, the Administrative Agent, the Collateral Agent and each Lender that shall agree to such conversion of all or part of its Revolving Commitment and treating such converted Revolving Commitments, as applicable, as one or more new Classes. Any such agreement shall amend the provisions of this Agreement and the other Credit Documents to set forth the terms of each Class of Revolving Commitments established thereby and to effect such other changes (including changes to the provisions of this Section, Section 2.18 and the definition of "Majority Lenders") as the Borrowers and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iv), (v), (vi) or (viii) of paragraph (b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any conversion of the currency in which Revolving Commitment are denominated or the establishment of any new Class of Revolving Commitments in connection therewith and the amendments in connection therewith that are referred to in this paragraph will not, of themselves, be deemed to effect any of the changes described in clauses (i) through (vii) of such paragraph (b)), (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited or (iii) change any other provision of this Agreement or any other Credit Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the

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benefits of such provision available to, Lenders holding such new Class of
Revolving Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Guarantee and Collateral Agreement and the Security Documents supporting the respective Classes of Loans of the applicable Borrower or Borrowers, as the case may be, and the European J.V. and the Borrowers shall cause the Grantors to take all such actions as shall be required to ensure that they do so benefit. At any time the Borrowers wish to establish a new Class of Revolving Commitments pursuant to this paragraph, the Borrowers shall offer each Lender the opportunity to convert its applicable Revolving Commitments. If a greater amount is tendered for conversion than the Borrowers wish to convert, the Revolving Commitments of each tendering Lender shall be accepted for conversion on a pro rata basis based on the percentage of all the applicable Revolving Commitments tendered by all Lenders represented by the amount tendered by such Lender.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The European J.V. shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents and the Arrangers, and Allen & Overy and other local and foreign counsel for the Agents and the Arrangers, limited to one per jurisdiction, in connection with the Security Documents and the creation and perfection of the Liens created thereby and other local and foreign law matters) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letter of Credit. The European J.V. shall pay all out-of-pocket expenses incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by this Agreement, including all filing, recording and similar fees and, as more specifically set forth above, the reasonable fees and disbursements of counsel (including local counsel in each relevant jurisdiction).

          (b) The European J.V. shall indemnify the Administrative Agent, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and

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                                                                             129


related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee and arising out of (i) the execution or delivery of this Agreement or any other Credit Document or other agreement or instrument contemplated hereby, the syndication and arrangement of the credit facilities provided for herein, the performance by the parties hereto of their respective obligations or the exercise by the parties hereto of their rights hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the European J.V. or any of its Subsidiaries, or any Environmental Liability related in any way to the European J.V. or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee or the breach by such Indemnitee of obligations set forth herein or in any other Credit Document.

          (c) To the extent that the European J.V. fails to pay any amount required to be paid by it to any Agent, any Arranger, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Arranger, Issuing Bank or Swingline Lender, as the case may be, such Lender's percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the outstanding Loans and LC Exposures and unused Commitments of such Lender and the other Lenders (or, if the Commitments of any Class shall have terminated and there shall be no outstanding Loans or LC Exposures of such Class, based on the Loans and LC Exposures and unused Commitments of such Class most recently in effect)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, Arranger, Issuing Bank or Swingline Lender, as the case may be in its capacity as such.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any

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Letter of Credit), Participants (to the extent provided in paragraph (c) of this
Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (including any CLO or other Approved Fund) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the European J.V.; provided that no consent of the European J.V. shall be required for an assignment to a Lender, an Affiliate of a Lender, a Federal Reserve Bank or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the consent of the European J.V. shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender or a Federal Reserve Bank);

          (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender, a Federal Reserve Bank or an Approved Fund; provided further that the consent of the Administrative Agent shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender or a Federal Reserve Bank); and

          (C) in the case of any assignment of an ABT Commitment or any interests in a Letter of Credit or LC Disbursement, the Swingline Lender and each Issuing Bank; provided that no consent of the Swingline Lender or any Issuing Bank shall be required for an assignment to an assignee that is a Federal Reserve Bank.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than E1,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment in the applicable Class unless each of the European J.V. and the Administrative Agent shall otherwise consent, provided (i) that no such consent of the European J.V. shall be required if an Event of Default has occurred and is continuing and (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

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                                                                             131


          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of E2,000; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable; and

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including those specified under Section 9.15), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Guarantee and Collateral Agreement and each other applicable Security Document.

          (iv) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder),

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the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under this Agreement or under any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will not book any Loan or hold any participation in any Letter of Credit, LC Disbursement or Swingline Loan at an Austrian branch or through an Austrian Affiliate and will comply with Section 9.20 of this Agreement; and
(viii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (vii) Upon any assignment pursuant to this Section 9.04(b), the European J.V. (or the Administrative Agent, at the expense of the European J.V.) shall promptly notify each Subsidiary Guarantor organized under the laws of the Republic of France of such assignment by bailiff (huissier) in accordance with
Article 1690 of the French Civil Code. If such assignment is made without the European J.V.'s consent, the

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Administrative Agent shall provide prompt written notice of such assignment to the European J.V.

          (viii) For the purposes of Article 1278 et seq. of the French Civil Code, each party hereto agrees that upon any novation under this Section 9.04(b), the security interests created and Guarantees made pursuant to the Security Documents shall be preserved for the benefit of the assignee and the other Secured Parties.

          (ix) For the purposes of Italian law only, any assignment made under an Assignment and Assumption shall be deemed to constitute a cessione del contratto. Furthermore, the European J.V. hereby expressly consents to any assignment pursuant to this Section 9.04(b) by any Revolving Lender to any other Revolving Lender.

          (c) (i) Any Lender may, without the consent of Goodyear, the European J.V., any other Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02, would require the consent of each affected Lender. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the European J.V.'s prior written consent, which consent shall specifically refer to this exception.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest;

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provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by Goodyear, the European J.V. and each other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit or the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement, the other Credit Documents, the Issuing Bank Agreements and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, the amendment and restatement of this Agreement contemplated by the Amendment and Restatement Agreement shall become effective as provided in the Amendment and Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Amendment and Restatement Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Each financial institution that shall be party to an Issuing Bank Agreement executed by the European J.V. and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. No failure to obtain any approval required for the

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effectiveness of any provision of this Agreement shall affect the validity or enforceability of any other provision of this Agreement.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender, each Issuing Bank and each Affiliate of any of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each of the Lenders and the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Goodyear, the European J.V. and each other Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement

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will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of such Information and instructed to keep such Information confidential,
(b) to the extent requested by any regulatory or self-regulatory authority (including the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent necessary or advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Goodyear or any Borrower and its obligations,
(g) with the written consent of Goodyear or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Goodyear. For the purposes of this Section, "Information" means all information received from Goodyear or Persons acting on its behalf relating to Goodyear or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender prior to disclosure by Goodyear on a nonconfidential basis from a source other than Goodyear that is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information.
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          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Security Documents. (a) Each Secured Party hereby authorizes and directs the Collateral Agent to execute and deliver each Security Document. Each Lender, by executing and delivering this Agreement, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document, specifically including, without limitation, (i) the provisions of Section 5.03 of the Guarantee and Collateral Agreement (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents),
(ii) the provisions of Article VI of the Guarantee and Collateral Agreement (governing the manner in which the amounts of the Obligations (as defined in the Guarantee and Collateral Agreement) are to be determined at any time), (iii) the provisions of Articles VIII and IX of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Lenders), and (iv) the provisions of Section 11.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of and Collateral securing the Obligations). Each party hereto further agrees that the parties to the other Security Documents shall perform their obligations thereunder in accordance with the foregoing provisions of the Guarantee and Collateral Agreement.

          (b) In addition, each Lender and Issuing Bank hereby consents to, and directs the Administrative Agent and the Collateral Agent on its behalf to enter into, any amendment of the Credit Documents that provides for the Collateral to secure, with a priority not greater than that of the Liens securing the Obligations, Swap Agreements entered into with any Lender or with any lender under any Credit Facilities Agreement and any refinancings thereof and for Guarantees by the Guarantors of such Swap Agreements, provided that the applicable approvals for such amendments have been obtained under each applicable Credit Facilities Agreement (other than this Agreement) and the documentation governing any such refinancing.

          (c) In case of any transfer of all or any part of the rights and obligations of any Secured Party on the Effective Date or at any other time under the Credit Agreement

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or the Master Guarantee and Collateral Agreement, including of the Applicable
Secured Obligations, the guarantees and security interests under the Security Documents will remain in full force and effect for the benefit of any successors, assignees/transferees of the respective Secured Party and the other Secured Parties (including, but not limited to, for the benefit of Article 1134 of the Romanian Civil Code).

          SECTION 9.15. Collateral Agent as Joint and Several Creditor. (a) Each Secured Party and each Credit Party agrees that the Collateral Agent shall be the joint and several creditor (together with the relevant other Secured Parties) of each and every payment obligation of each Credit Party towards each of the Secured Parties under the Credit Documents or, to the extent included in the Obligations, under any Swap Agreement or arising out of or in connection with cash management or other similar services provided by any Secured Party and that accordingly the Collateral Agent will have its own independent rights to demand from each Credit Party in satisfaction of those obligations and shall hold any security interest created pursuant to any Security Document to secure those obligations in its own name, and not solely as agent or mandatory (lasthebber) for the Secured Parties, with full and unrestricted entitlement to and authority in respect of such security interest; provided that it is expressly acknowledged that any discharge of any payment obligation to either of the Collateral Agent or the relevant Secured Parties shall to the same extent discharge the corresponding obligation owing to the other.

          (b) Without limiting or affecting the Collateral Agent's rights against each Credit Party (whether under this Section 9.15 or on any other provisions of the Credit Documents), the Collateral Agent agrees with each Secured Party that it will not exercise its right as joint and several creditor with such Secured Party except with the prior written consent of such Secured Party; provided, however, that for the avoidance of doubt, nothing in this sentence in any way limits the Collateral Agent's rights to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and the relevant Security Documents. Any amounts recovered by the Collateral Agent as a result of the operation of this
Section 9.15 shall be held for the benefit of the applicable Secured Party or Secured Parties to be applied in accordance with the provisions hereof and of the Security Documents.

          SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of Goodyear or any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt

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by the Applicable Creditor of any sum adjudged to be so due in the Judgment
Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of Goodyear and each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of Goodyear and the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 9.17. Dutch Act on Financial Supervision. (a) On the date of this Agreement (i) if the European J.V. is a credit institution (kredietinstelling) under the Dutch Act on Financial Supervision, it is in compliance with the applicable provisions of the Dutch Act on Financial Supervision; and (ii) each Person which is a Lender under this Agreement is either (A) a Professional Market Party under the Dutch Act on Financial Supervision or (B) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V.

          (b) At the time of each assignment under Section 9.04, if at the time thereof it is a requirement of Dutch law, the assignee shall be a Professional Market Party. If on the date of an assignment, it is a requirement of Dutch law that a assignee must be a Professional Market Party, the European J.V. must make the representation that it has verified the status of each person which is a Lender under this Agreement either as (i) a Professional Market Party under the Dutch Act on Financial Supervision; or (ii) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V. On the date that an assignee becomes party to this Agreement as a Lender that Lender hereby represents and warrants that on that date it is either (A) a Professional Market Party under the Dutch Act on Financial Supervision; or (B) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V., as evidenced by a verification letter delivered to the European J.V. in substantially the form attached hereto as Exhibit F.

          (c) For purposes of this Section 9.17:

          (i) "Professional Market Party" means a professional market party (professionele marktpartij) under the Dutch Act on Financial Supervision which includes:

          (a) a licensed enterprise or entity or an enterprise or entity which otherwise performs a regulated activity on the financial markets;

          (b) an enterprise or entity which is not licensed and which does not otherwise perform a regulated activity on the financial markets whose only purpose is investing in securities;

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          (c)  national and regional governments, central banks, international or supranational financial organisations or other comparable international organisations;

          (d) an enterprise or entity with its statutory seat in the Netherlands who meets at least two of the following three criteria: an average number of employees during the financial year of less than 250, a total balance sheet of less than E43,000,000 and an annual net turnover of less than E50,000,000, which has requested the Dutch Authority for the Financial Markets ("Stichting Autoriteit Financiele Markten") to be treated as a Professional Market Party;

          (e) an enterprise or entity who meets at least two of the following three criteria: an average number of employees during the financial year of at least 250, a total balance sheet of at least E43,000,000 and an annual net turnover of at least E50,000,000;

          (f) a natural person, living in the Netherlands, who has requested the Dutch Authority for the Financial Markets to be treated as a Professional Market Party, and who meets at least two of the following three criteria: the person has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten per quarter over the previous four quarters; the size of the securities portfolio is at least E500,000 and the person works or has worked for at least one year in the financial sector in a professional position which requires knowledge of securities investment;

          (g) a natural person or entity as referred to under (d) or (f) which qualifies as a qualified investor in another member state of the European Economic Area;

          (h)  a subsidiary of any of the persons or entities referred to under
               (a) above, provided such subsidiaries are subject to consolidated supervision;

          (i) an enterprise or entity with total assets of at least E500,000,000 (or the equivalent thereof in another currency) preceding the obtaining of the repayable funds;

          (j) an enterprise, entity or individual with net assets of at least E10,000,000 (or the equivalent thereof in another currency) preceding the obtaining of the repayable funds who has been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds;

          (k) an enterprise or entity which has a rating from a rating agency that, in the opinion of the Dutch Central Bank ("De Nederlandsche

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                                                                             141


               Bank"), has sufficient expertise, or which issues securities that have a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise;

          (l) an enterprise or entity whose purpose is to (i) acquire receivables and issue asset backed securities, (ii) invest in credit derivatives or loan sub-participations which can be settled by transfer of the receivables or (iii) grant credits solely for the account of a Professional Market Party as referred to under (a) to (h) above.

          (ii) "Dutch Act on Financial Supervision" means the Wet op financieel toezicht, as amended from time to time.

          SECTION 9.18. Power of Attorney. Each Lender, the Administrative Agent and each Issuing Bank hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) (i) authorizes the Collateral Agent as its agent and attorney to execute and deliver, on behalf of and in the name of such Lender, the Administrative Agent or Issuing Bank (or Affiliate), all and any Credit Documents (including without limitation Security Documents) and related documentation, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, (iii) authorizes the Collateral Agent to do any and all acts and to make and receive all declarations which are deemed necessary or appropriate to the Collateral Agent. The Lenders and the Issuing Banks hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code and the Collateral Agent may also relieve agents and attorneys appointed pursuant to the powers granted under this Section 9.18 from the restrictions imposed by Section 181 of the German Civil Code. For the purposes of Italian law, each Lender and each Issuing Bank (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) expressly authorizes the Collateral Agent (and any agents and attorneys appointed under this Section 9.18) to act under a conflict of interest and self-dealing (including, but not limited to, a situation in which the Collateral Agent acts simultaneously in the name and/or on behalf (a) of any Secured Party, on the one hand, and (b) of any Credit Party, on the other hand) solely in relation to this Agreement, the Guarantee and Collateral Agreement and the other Security Documents. Any attorney appointed by the Collateral Agent pursuant to this Section 9.18 may grant sub-power to a sub-attorney in the same scope.

          SECTION 9.19. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

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                                                                             142


          SECTION 9.20. Austrian Matters.

          (a) Notices with respect to Austria. Each party to this Agreement agrees that it will (i) only send notices and other written references to this Agreement or any other Credit Document (the Agreement, the Credit Documents and any notices or other written references to the Agreement or any other Credit Document, each, a "Stamp Duty Sensitive Document") to or from Austria by email which do not contain the signature of any party (whether manuscript or electronic, including, for the avoidance of doubt, the name of an individual or other entity) and (ii) not send fax or scanned copies of a signed Stamp Duty Sensitive Document to or from Austria.

          (b) Agreement to be Kept Outside Austria. No party to this Agreement shall bring or send to or otherwise produce in Austria (x) an original copy, notarised copy or certified copy of any Stamp Duty Sensitive Document, or (y) a copy of any Stamp Duty Sensitive Document signed or endorsed by one or more parties other than in the event that:

          (i) this does not cause a liability of a party to this Agreement to pay stamp duty in Austria;

          (ii) a party to this Agreement wishes to enforce any of its rights under or in connection with such Stamp Duty Sensitive Document in Austria and is only able to do so by bringing, sending to or otherwise producing in Austria (x) an original copy, notarised copy or certified copy of the relevant Stamp Duty Sensitive Document or (y) a copy of any Stamp Duty Sensitive Document signed or endorsed by one or more parties and it would not be sufficient for that party to bring, send to or otherwise produce in Austria a simple copy (i.e. a copy which is not an original copy, notarised copy or certified copy) of the relevant Stamp Duty Sensitive Document for the purposes of such enforcement. In connection with the foregoing, each party to this Agreement agrees that in any form of proceedings in Austria simple copies may be submitted by either party to this Agreement and undertakes to refrain from (I) objecting to the introduction into evidence of a simple copy of any Stamp Duty Sensitive Document or raising a defence to any action or to the exercise of any remedy for the reason of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such simple copy actually introduced into evidence does not accurately reflect the content of the original document and (II) contesting the authenticity (Echtheit) of a simple copy of any such Stamp Duty Sensitive Document before an Austrian court or authority, unless such simple copy does not accurately reflect the content of the original document; or

          (iii) a party to this Agreement is required by law, governmental body, court, authority or agency pursuant to any law or legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise), to bring an original, notarised copy or certified copy of any Stamp Duty Sensitive Document into Austria.

          (c) Austrian Stamp Duty. Notwithstanding any other provisions in any of the Credit Documents, if any liability to pay Austrian stamp duties is triggered:

          (i) as a result of a party to this Agreement (1) breaching its obligations under paragraph (a), (b) or (d) of this Section, or (2) booking its Loans or making or accepting performance of any rights or obligations under this Agreement or any of the other Credit Documents through an entity organized under the laws of the Republic of Austria or a branch or an Affiliate, located or organized in the Republic of Austria, of an entity organized under the laws of a jurisdiction other than the Republic of Austria, that party shall pay such stamp duties; and

          (ii) in circumstances other than those described in clause (i) of this paragraph (c), the Borrower shall be liable for the payment of all such stamp duties.

          (d) Place of Performance Outside Austria. Each of the parties hereto agrees that the exclusive place of performance (Erfullungsort) for all rights and obligations under this Agreement and the other Credit Documents shall be outside the Republic of Austria, and the payment of amounts under this Agreement must be made to a bank account outside the Republic of Austria. The Administrative Agent, the Collateral Agent and each Lender agrees to designate and maintain one or more accounts at one or more lending offices located outside the Republic of Austria to which all amounts payable to such party under this Agreement and the other Credit Documents shall be made.

          SECTION 9.21. German thin capitalisation certificates.

          (a) For the purposes of providing evidence to the German tax authorities in relation to the absence of any back-to-back financing in connection with a Loan, the Administrative Agent acting on behalf of the Lenders and on the basis of information provided by the Lenders agrees to provide each German Borrower with a letter of confirmation (a "Certificate") substantially in the form of Exhibit I (Form of Tax Certificate).

          (b) A Certificate shall be provided to each German Borrower as soon as reasonably practical after the first Borrowing date. Thereafter and until full repayment of the Loans, a German Borrower shall request a new Certificate to be issued to that German Borrower whenever the details provided under paragraph (c) below change.

          (c) For the purpose of enabling the Administrative Agent acting on behalf of the Lenders to provide a Certificate, each Borrower shall, promptly upon request by the Administrative Agent and in any event within ten (10) days of such request, deliver to the Administrative Agent the details necessary to provide the Certificates, including a draft of the Certificate including its annexes (if any).

          (d) When providing the information under paragraph (c) above, each Borrower confirms that, to its best knowledge and after due enquiry, it is not aware of any circumstances as a result of which the Certificate to be given in relation to that information is not correct.

          (e) (i) Each Borrower acknowledges that the Administrative Agent acting on behalf of the Lenders gives the Certificate according to paragraph (a) above exclusively at the request of the respective German Borrower and solely for providing proof to the German tax authorities of the absence of any back-to-back-financing with respect to this Agreement.

          (ii) No Lender, Issuing Bank, Agent or Arranger is responsible for the Borrowers' tax position or for achieving any certain tax treatment of the Borrowers.

          (iii) Each Borrower confirms that a Certificate is not given for any German Borrower or any of its Affiliates to rely on, but only for delivery to the competent tax authorities and that, therefore, no Borrower nor any of its Affiliates will raise any claims against any Lender, Issuing Bank, Agent or Arranger based on, or in connection with, a Certificate.

          (iv) Each Borrower agrees to indemnify and hold each Lender, Issuing Bank, Agent and/or Arranger harmless from any reasonable costs and expenses (including legal fees) resulting from or incurred in connection with the issuance of any Certificate and from potential or actual claims that might be made against such Lender, Issuing Bank, Agent and/or Arranger with respect to a Certificate.

          (f) No Lender, Issuing Bank, Agent or Arranger is providing any legal and/or tax advice to any other Party with respect to this Agreement. It is the responsibility of each Borrower to consult its own legal and tax advisers.

          (g) Each Borrower, also in its role as provider of further security, releases each Lender, Issuing Bank, Agent and Arranger from its duty of confidentiality and/or obligation of bank secrecy (Bankgeheimnis) with regard to the issuance of the Certificates to a German Borrower and their submission to the German tax authorities.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        THE GOODYEAR TIRE & RUBBER COMPANY


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GOODYEAR DUNLOP TIRES EUROPE B.V.,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GOODYEAR DUNLOP TIRES GERMANY GMBH


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        GOODYEAR GMBH & CO. KG,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DUNLOP GMBH & CO. KG,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GOODYEAR LUXEMBOURG TIRES S.A.,


                                        by executed in the form of a notarial
                                           deed


                                        -------------------------------------


                                        J.P. MORGAN EUROPE LIMITED, as
                                        Administrative Agent,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A.,
                                        individually and as collateral agent,
                                        Issuing Bank and Swingline Lender,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------